SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                            Securities Exchange Act
                            of 1934 (Amendment No.)



Filed by the Registrant                           [ x ]
Filed by a Party other than the Registrant        [   ]

Check the appropriate box:
[ x ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12


                              Peoples Bancorp Inc.
            ---------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


   ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[ x ]  No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        ---------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:
        ---------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ---------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
        ---------------------------------------------------------------------

    (5) Total fee paid:
        ---------------------------------------------------------------------

[   ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid: _________________________________
    (2)  Form, Schedule or Registration Statement No.: ___________
    (3)  Filing Party: ___________________________________________
    (4)  Date Filed: _____________________________________________

[PEOPLES BANCORP LOGO]                       o 138 Putnam Street o P.O. Box 738
                                                        Marietta, OH 45750-0738
                                                      Telephone: (740) 374-6136
                                                         www.peoplesbancorp.com



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              PEOPLES BANCORP INC.
                                 Marietta, Ohio
                                 March __, 2006

Dear Fellow Shareholders:

         The Annual Meeting of Shareholders (the "Annual Meeting") of Peoples Bancorp Inc. ("Peoples") will be held at 10:00 a.m., Eastern Daylight Savings Time, on Thursday, April 13, 2006, in the Ball Room of the Holiday Inn, 701 Pike Street in Marietta, Ohio (Interstate 77, Ohio exit 1), for the following purposes:


     1.   To elect the following directors for terms of three years each:

          Nominee                                       Term Expires In
          ------------------------------------------------------------------
          Carl L. Baker, Jr.     (for re-election)            2009
          George W. Broughton    (for re-election)            2009
          Wilford D. Dimit       (for re-election)            2009
          Richard Ferguson       (for re-election)            2009


     2. To consider and vote upon a proposal to approve the Peoples Bancorp Inc. 2006 Equity Plan.

     3. To consider and vote upon a proposal to adopt amendments to Sections 2.06, 2.07, 3.01 and 3.04 of Peoples' Code of Regulations which would clarify when a Leadership Director is to be elected by Peoples' directors as well as the role of the Leadership Director in providing a bridge between the independent directors and management.

     4. To transact any other business which properly comes before the Annual Meeting or any adjournment.


         If you were a shareholder of record at the close of business on February 13, 2006, you will be entitled to vote in person or by proxy at the Annual Meeting.


         You are cordially invited to attend the Annual Meeting. Your vote is important, regardless of the number of common shares you own. Whether or not you plan to attend the Annual Meeting in person, please sign, date and return your proxy card in the enclosed envelope at your earliest convenience.


         Peoples' 2005 Annual Report to Shareholders and Form 10-K for the Year Ended December 31, 2005 and Peoples' 2005 Summary Annual Report accompany this notice and proxy statement.

                                     By Order of the Board of Directors,

                           By: /s/   RHONDA L. MEARS
                                     Rhonda L. Mears
                                     Corporate Secretary

                              PEOPLES BANCORP INC.
                                138 Putnam Street
                                  P.O. Box 738
                            Marietta, Ohio 45750-0738
                                 (740) 374-6136
                             www.peoplesbancorp.com

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 13, 2006

                               GENERAL INFORMATION

         We are sending you this proxy statement and the enclosed proxy card because the Board of Directors of Peoples Bancorp Inc. ("Peoples") is soliciting your proxy to vote at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held on Thursday, April 13, 2006, at 10:00 a.m., Eastern Daylight Savings Time, or at any adjournment. The Annual Meeting will be held in the Ball Room of the Holiday Inn, 701 Pike Street in Marietta, Ohio (Interstate 77, Ohio exit 1). This proxy statement summarizes information that you will need in order to vote.

         Peoples has four wholly-owned subsidiaries, Peoples Bank, National Association ("Peoples Bank"), Peoples Investment Company, PEBO Capital Trust I and PEBO Capital Trust II. Peoples Bank also owns an insurance agency subsidiary, Peoples Insurance Agency, Inc., and an asset management subsidiary. Peoples Investment Company also owns a capital management subsidiary. Peoples also established Peoples Bancorp Foundation, Inc., as an independent charitable foundation to provide financial assistance and grants to local organizations.

Mailing
-------

         We mailed this proxy statement and the accompanying proxy card on or about March __, 2006, to all shareholders entitled to vote their common shares at the Annual Meeting. We also sent with the proxy statement Peoples' 2005 Annual Report to Shareholders and Form 10-K for the Year Ended December 31, 2005 (the "2005 Annual Report to Shareholders") and Peoples' 2005 Summary Annual Report. Additional copies of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2005, may be obtained, without charge, upon written request to: Rhonda L. Mears, Corporate Secretary, 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738. The Form 10-K is also on file with the Securities and Exchange Commission (the "SEC") and is available on the SEC's website at www.sec.gov.

Householding of Annual Meeting Materials
----------------------------------------

         The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports and proxy statements, proxy statements combined with a prospectus, or any information statements provided to shareholders) to households. This method of delivery, often referred to as "householding," would permit Peoples to send a single annual report and/or a single proxy statement to any household at which two or more different shareholders reside if Peoples reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the shareholder(s) must consent to the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure is intended to reduce the volume of duplicate information shareholders receive and reduce Peoples' expenses. Peoples may institute householding in the future and will notify registered shareholders affected by householding at that time.

         Many broker/dealers and other holders of record have instituted householding. If your family has one or more "street name" accounts under which you beneficially own common shares of Peoples, you may have received householding information from your broker/dealer, financial institution, or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement, Peoples' 2005 Annual Report to Shareholders or Peoples' 2005 Summary Annual Report, or if you wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

                               VOTING INFORMATION

Who can vote at the Annual Meeting?
-----------------------------------

         Only shareholders of record at the close of business on February 13, 2006, are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on February 13, 2006, there were 10,584,553 common shares outstanding and entitled to vote. Each common share entitles the holder to one vote on each matter to be voted upon at the Annual Meeting. There is no cumulative voting with respect to the election of directors.

How do I vote?
--------------

         Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance by proxy. To do so, you may complete, sign and date the enclosed proxy card and return it in the envelope provided.

         If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your common shares are held in the name of your broker/dealer, financial institution or other record holder, you must bring an account statement or letter from that broker/dealer, financial institution or other holder of record authorizing you to vote on behalf of the record holder. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on February 13, 2006, the record date for voting.

How will my common shares be voted?
-----------------------------------

         Those common shares represented by properly executed proxy cards that are received prior to the Annual Meeting and not subsequently revoked will be voted in accordance with your instructions by your "proxy" (one of the individuals named on your proxy card). If you submit a valid proxy card prior to the Annual Meeting but do not complete the voting instructions on the proxy card, your proxy will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:

          o "FOR" the election as directors of the nominees listed under "PROPOSAL NUMBER 1: ELECTION OF DIRECTORS";

          o "FOR" the approval of the Peoples Bancorp Inc. 2006 Equity Plan as described in "PROPOSAL NUMBER 2: APPROVAL OF PEOPLES BANCORP INC. 2006 EQUITY PLAN"; and

          o "FOR" the adoption of the proposed amendments to Sections 2.06, 2.07, 3.01 and 3.04 of Peoples' Code of Regulations as described in "PROPOSAL NUMBER 3: ADOPTION OF AMENDMENTS TO SECTIONS 2.06, 2.07, 3.01 AND 3.04 OF THE CODE OF REGULATIONS."

If any other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on those matters in accordance with their best judgment.

May I revoke my proxy?
----------------------

        Yes. You may change your mind after you send in your proxy card by following any one of the following three procedures. To revoke your proxy:

     o Send in another signed proxy card with a later date, which must be received by Peoples prior to the Annual Meeting;

     o Send written notice revoking your proxy to the Corporate Secretary of Peoples at 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, which must be received prior to the Annual Meeting; or

     o Attend the Annual Meeting and revoke your proxy in person if your common shares are held in your name. If your common shares are held in the name of your broker/dealer, financial institution or other holder of record and you wish to revoke your proxy in person, you must bring an account statement or letter from the broker/dealer, financial institution or other holder of record indicating that you were the beneficial owner of the common shares on February 13, 2006, the record date for voting.

Attendance at the Annual Meeting will not, by itself, revoke your proxy.

What is the quorum requirement for the Annual Meeting?
------------------------------------------------------

         Under Peoples' Code of Regulations, a quorum is a majority of the common shares outstanding. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Generally, broker non-votes occur when common shares held by a broker/dealer for a beneficial owner are not voted with respect to a particular proposal because the broker/dealer has not received voting instructions from the beneficial owner and the broker/dealer lacks discretionary voting power to vote such common shares. Broker/dealers have discretionary authority to vote their clients' common shares on "routine" proposals, such as the uncontested election of directors, even if they do not receive voting instructions from their clients. They cannot, however, vote their clients' common shares on other "non-routine" matters without instructions from their clients.

What if my common shares are held in street name?
-------------------------------------------------

         If you hold your common shares in "street name" with a broker/dealer, financial institution or other holder of record, you should review the information provided to you by such holder of record. This information will set forth the procedures you need to follow in instructing the holder of record how to vote your "street name" common shares and how to revoke previously given instructions. If you hold your common shares in "street name," you may be eligible to appoint your proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access.

What if my common shares are held through the Peoples Bancorp Inc. Retirement Savings Plan?
------------------------------------------------------------------

         If you participate in the Peoples Bancorp Inc. Retirement Savings Plan and common shares have been allocated to your account in the Retirement Savings Plan, you will be entitled to instruct the trustee of the Retirement Savings Plan how to vote those common shares. If you are such a participant, you may receive your proxy card separately. If you give no voting instructions to the trustee of the Retirement Savings Plan, the trustee will not vote the common shares allocated to your account under the Retirement Savings Plan.

Who pays the cost of proxy solicitation?
----------------------------------------

         Peoples will pay the costs of soliciting proxies on behalf of the Board of Directors other than the Internet access and telephone usage charges if a proxy is appointed electronically through a holder of record. Although we are mailing these proxy materials, directors, officers and employees of Peoples and our subsidiaries also may solicit proxies by further mailings, telephone, facsimile or personal contact without receiving any additional compensation for such solicitations. Peoples will also reimburse our transfer agent, broker/dealers, voting trustees, financial institutions and other custodians, nominees and fiduciaries for their reasonable costs in forwarding the proxy materials to the beneficial shareholders.

What vote is required to approve the proposals presented at the Annual Meeting?
-------------------------------------------------------------------------------

Proposal Number 1:  Election of Directors

         Under Ohio law and Peoples' Code of Regulations, the four nominees for election as directors in the class whose terms will expire in 2009 receiving the greatest number of votes "FOR" election will be elected as directors. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not affect whether a nominee has received sufficient votes to be elected.

Proposal Number 2:  Approval of Peoples Bancorp Inc. 2006 Equity Plan

         The affirmative vote of the holders of a majority of the common shares that are voted on the proposal to approve the Peoples Bancorp Inc. 2006 Equity Plan is necessary to approve the 2006 Equity Plan. Broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote "AGAINST" the proposal.

Proposal Number 3:  Adoption of Amendments to Sections 2.06, 2.07, 3.01 and
3.04 of the Code of Regulations

         The affirmative vote of the holders of common shares entitling them to exercise not less than a majority of the voting power of Peoples is required to adopt the proposed amendments to Sections 2.06, 2.07, 3.01 and 3.04 of Peoples' Code of Regulations. The effect of an abstention or a broker non-vote is the same as a vote "AGAINST" the proposal.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of February 13, 2006 (except as otherwise noted), certain information concerning the beneficial ownership of common shares by the only persons known by Peoples to be the beneficial owner of more than 5% of the outstanding common shares:

    Name and Address of            Amount and Nature of
      Beneficial Owner             Beneficial Ownership   Percent of Class (1)
      ----------------             --------------------   ----------------

Peoples Bank - Trustee
138 Putnam Street
P.O. Box 738
Marietta, OH  45750-0738               1,174,016 (2)             11.09%

Franklin Resources Inc.
  Charles B. Johnson
  Rupert H. Johnson, Jr.
  Franklin Advisory Services, LLC
One Franklin Parkway
San Mateo, CA  94403-1906               909,947 (3)               8.60%


     (1) The "Percent of Class" computation is based on 10,584,553 common shares outstanding on February 13, 2006.

     (2) Includes Peoples Bank's beneficial ownership through Peoples Financial Advisors, a division of Peoples Bank in the following manner: 131,316 common shares with shared investment and sole voting power; 704,400 common shares with shared investment and voting power; 286,214 common shares with sole voting and investment power; and 52,086 common shares with sole investment and shared voting power. The officers and directors of Peoples Bank and Peoples disclaim beneficial ownership of the common shares beneficially owned by Peoples Bank through Peoples Financial Advisors.

     (3) Based on information contained in a Schedule 13G amendment, dated February 13, 2006, filed with the SEC on behalf of Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC to report beneficial ownership of common shares of Peoples as of December 31, 2005. These common shares are reported to be beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by Franklin Advisory Services, LLC or Franklin Templeton Portfolio Advisors, Inc., which are investment adviser subsidiaries of Franklin Resources, Inc. Such advisory contracts generally grant to the respective investment adviser subsidiary all voting and/or investment power over the common shares owned by the advisory clients. However, the Schedule 13G amendment reports that to the extent that the underlying client under a managed account investment management arrangement advised by Franklin Templeton Portfolio Advisors, Inc. has retained voting power over any common shares, Franklin Templeton Portfolio Advisors, Inc. disclaims any power to vote or direct the vote of such common shares. The Schedule 13G amendment reports that Franklin Advisory Services, LLC had sole voting power as to 905,647 common shares and sole investment power as to 908,747 common shares and Franklin Templeton Portfolio Advisors, Inc. had sole voting (except as previously noted) and sole investment power as to 1,200 common shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Charles B. Johnson and Rupert H. Johnson, Jr. are reported to be the principal stockholders of Franklin Resources, Inc. and together with Franklin Resources, Inc. each may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of the common shares held by persons and entities advised by the investment adviser subsidiaries of Franklin Resources, Inc. However, each of Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., Franklin Advisory Services, LLC and Franklin Templeton Portfolio Advisors, Inc. expressly disclaimed any pecuniary interest or beneficial ownership in any of the common shares covered by the Schedule 13G amendment and they believe they are not a "group" within the meaning of Rule 13d-5 under the Exchange Act.

         The following table sets forth, as of February 13, 2006, certain information with respect to the common shares beneficially owned by each current director of Peoples, by each nominee for election as a director of Peoples, by each individual named in the Summary Compensation Table and by all current executive officers and directors of Peoples as a group:


                                       Amount and Nature of Beneficial Ownership (1)
                            ------------------------------------------------------------------
                                               Common Shares Which Can Be Acquired
                                               Upon Exercise of Options Currently
         Name of            Common Shares     Exercisable or Options First Becoming
     Beneficial Owner       Presently Held          Exercisable Withing 60 Days          Total      Percent of Class (2)
     ----------------       ---------------  ---------------------------------------   ---------    --------------------
Carl L. Baker, Jr.            25,666     (3)                       9,231                 34,897             (4)
David B. Baker (5)            24,289     (6)                      25,139                 49,428             (4)
Mark F. Bradley (5)            5,304     (7)                      26,139                 31,443             (4)
George W. Broughton          173,169     (8)                      10,181                183,350            1.73%
Frank L. Christy              78,114     (9)                       6,098                 84,212             (4)
John W. Conlon (5)            22,679    (10)                      17,092                 39,771             (4)
Wilford D. Dimit              47,732    (11)                      11,010                 58,742             (4)
Robert E. Evans (12)               -                                   -                      -             n/a
Richard Ferguson                 100    (13)                           -                    100             (4)
Robert W. Price               24,517    (14)                       4,620                 29,137             (4)
Theodore P. Sauber           128,433    (15)                       2,310                130,743            1.24%
Carol A. Schneeberger (5)     19,651    (16)                      19,051                 38,702             (4)
Paul T. Theisen               25,157    (17)                      13,245                 38,402             (4)
Joseph H. Wesel               39,750    (18)                      11,151                 50,901             (4)
Thomas J. Wolf                29,410    (19)                       2,310                 31,720             (4)
Joseph S. Yazombek (5)        38,424    (20)                      33,042                 71,466             (4)

All current directors and
 executive officers as a
 group (numbering 16)        687,154    (21)                     199,646                886,800            8.22%



     (1) Unless otherwise indicated in the footnotes to this table, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share. The mailing address of each of the current executive officers and directors of Peoples is 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738.
     (2) The "Percent of Class" computation is based on the sum of (i) 10,584,553 common shares outstanding on February 13, 2006 and (ii) the number of common shares as to which the named individual or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will first become exercisable within 60 days after February 13, 2006.
     (3) Includes 6,352 common shares held by B & N Coal, Inc., as to which Carl L. Baker, Jr. exercises shared voting and investment power. Also includes 6,943 common shares held by Mr. Baker as Trustee of the Gilbert Baker Trust, as to which Mr. Baker is Trustee and exercises sole voting and investment power. Does not include 250 common shares accrued to Mr. Baker's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Baker has no voting or investment power. Does not include 15,594 common shares held in the Jewell Baker Trust, as to which Mr. Baker is a beneficiary but has no voting or investment power.
     (4) Reflects beneficial ownership of less than 1% of the outstanding common shares.
     (5) Executive officer of Peoples during the 2005 fiscal year ended December 31, 2005 (the "2005 fiscal year") and named in the Summary Compensation Table. As of January 1, 2006, David B. Baker no longer serves as an executive officer of Peoples. Mark F. Bradley also serves as a director of Peoples.
     (6) Includes 24,289 common shares held jointly by David B. Baker with his wife, as to which Mr. Baker exercises shared voting and investment power.
     (7) Does not include 1,414 common shares accrued to Mark F. Bradley's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Bradley has no voting or investment power. Includes 4,482 common shares allocated to the account of Mr. Bradley in the Peoples Bancorp Inc. Retirement Savings Plan, as to which Mr. Bradley has the power to direct the voting and investment.
     (8) Includes 7,378 common shares held by George W. Broughton as custodian for his children, as to which Mr. Broughton has sole voting and investment power and claims beneficial ownership. Includes 558 common shares held by Broughton Commercial Properties, LLC, as to which Mr. Broughton exercises shared voting and investment power. Includes 16,287 common shares held by Mr. Broughton as Trustee of the George W. Broughton and Nancy R. Broughton Retained Annuity Trust, as to which Mr. Broughton has shared voting and investment power. Includes 13,374 common shares held in an IRA account by Peoples Bank as custodian, as to which Mr. Broughton exercises shared voting and investment power. Does not include 16,333 common shares held of record and beneficially owned by Mr. Broughton's wife, as to which Mr. Broughton has no voting or investment power and disclaims beneficial ownership. Does not include 1,236 common shares accrued to Mr. Broughton's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Broughton has no voting or investment power.
     (9) Includes 7,020 common shares held in the Frank L. Christy Investment Agency Account and 70,115 common shares held in the Riverbank Restaurants Inc. Agency Account at Peoples Bank, as to which Mr. Christy exercises shared voting and investment power. Also includes 979 common shares held in an investment account by Mr. Christy, as to which Mr. Christy exercises sole voting and investment power.
     (10) Does not include 10 common shares held of record and beneficially owned by John W. Conlon's wife, as to which Mr. Conlon has no voting or investment power and disclaims beneficial ownership. Does not include 1,422 common shares allocated to the account of Mr. Conlon's wife in the Peoples Bancorp Inc. Retirement Savings Plan, as to which Mr. Conlon has no voting or investment power and disclaims beneficial ownership. Includes 3,285 common shares allocated to the account of Mr. Conlon in the Peoples Bancorp Inc. Retirement Savings Plan, as to which Mr. Conlon has the power to direct the voting and investment.
     (11) Includes 27,869 shares held jointly by Wilford D. Dimit with his wife, as to which Mr. Dimit exercises shared voting and investment power. Does not include 18,516 common shares accrued to Mr. Dimit's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Dimit has no voting or investment power.
     (12) Robert E. Evans served as Chairman of the Board and Chief Executive Officer of Peoples during the 2005 fiscal year and he is named in the Summary Compensation Table. Mr. Evans died on June 15, 2005.
     (13) Includes 100 common shares allocated to the account of Richard Ferguson in the Ferguson Consulting LLC retirement savings plan, as to which Mr. Ferguson has the power to direct the voting and investment. Does not include 1,155 common shares accrued to Mr. Ferguson's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Ferguson has no voting or investment power.
     (14) Includes 10,957 common shares held in the Robert W. Price Investment Account at Peoples Bank, as to which Mr. Price exercises sole investment and voting power. Does not include 3,032 common shares accrued to Mr. Price's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Price has no voting or investment power.
     (15) Includes 56,173 common shares held in the Carol J. Sauber Trust Account at Peoples Bank, as to which Theodore P. Sauber exercises shared investment and voting power. Includes 64,139 common shares held in the Theodore P. Sauber Trust Account at Peoples Bank, as to which Mr. Sauber exercises shared investment and voting power. Includes 8,121 common shares held in an IRA account by Peoples Bank as custodian, as to which Mr. Sauber exercises shared investment and voting power.
     (16) Includes 5,914 shares held jointly by Carol A. Schneeberger with her husband, as to which Ms. Schneeberger exercises shared voting and investment power. Includes 9,774 common shares allocated to the account of Ms. Schneeberger in the Peoples Bancorp Inc. Retirement Savings Plan, as to which Ms. Schneeberger has the power to direct the voting and investment.
     (17) Does not include 5,593 common shares accrued to Paul T. Theisen's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Theisen has no voting or investment power.
     (18) Does not include 14,879 common shares held in the Luada Wesel Estate Plan Trust Investment Account at Peoples Bank, as to which Joseph H. Wesel has no voting or investment power and disclaims beneficial ownership. Does not include 7,633 common shares accrued to Mr. Wesel's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Wesel has no voting or investment power. Does not include 24,313 common shares in the Joseph and Lu Wesel Grandchildren's Trust, as to which Peoples Bank has sole investment and voting power.
     (19) Includes 9,410 common shares held in an investment account by Thomas
          J. Wolf, as to which Mr. Wolf exercises sole voting and investment power.
     (20) Includes 24,720 common shares held jointly by Joseph S. Yazombek and his wife, as to which Mr. Yazombek exercises shared voting and investment power. Includes 13,704 common shares allocated to the account of Mr. Yazombek in the Peoples Bancorp Inc. Retirement Savings Plan, as to which Mr. Yazombek has the power to direct the voting and investment.
     (21) Includes common shares held jointly by current directors and executive officers with other persons, as well as 47,414 common shares allocated to the accounts of all current executive officers of Peoples (and their respective spouses) in the Peoples Bancorp Inc. Retirement Savings Plan. See notes (3), (7) through (11) and (13) through (20) above.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that Peoples' directors, executive officers and greater-than-10% beneficial owners file reports with the SEC reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Specific due dates have been established by the SEC, and Peoples is required to disclose in this proxy statement any late reports. To Peoples' knowledge, based solely on a review of reports furnished to Peoples and written representations that no other reports were required, during the 2005 fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with, except:

     o Paul T. Theisen filed late one Form 4 covering four transactions related to the same day exercise of options and sale of the underlying common shares (which occurred on February 8, 2005, and were reported on February 15, 2005); and

     o John W. Conlon filed late one Form 4 reporting the disposition of common shares held in Mr. Conlon's account in the Peoples Bancorp Inc. Retirement Savings Plan (which occurred on July 27, 2005, and was reported on October 7, 2005).

TRANSACTIONS INVOLVING MANAGEMENT

         On January 26, 2005, Peoples Bank purchased real estate and the building located on it from First Settlement, Inc., a corporation as to which Wilford D. Dimit, a director of Peoples, is the President and a controlling shareholder. The real estate is contiguous to the main office of Peoples Bank in Marietta, Ohio. The purchase price for the real estate and building of $400,000 was determined through an arm's length negotiation and was acquired to add office space necessary for continual growth of Peoples' operations. From January 26, 2005 through March 31, 2005, Peoples Bank leased to First Settlement, Inc. space within the building on the first floor on a month-to-month basis for purposes of continued operation of a restaurant. These lease payments were in the aggregate amount of $2,000. Mr. Dimit sold the restaurant in April 2005. These transactions were pre-approved by the Board of Directors of Peoples Bank and have been approved by the Audit Committee of the Board of Directors of Peoples.

         On September 14, 2005, the Board of Directors appointed David T. Wesel as an executive officer of Peoples and of Peoples Bank, effective January 1, 2006. David T. Wesel is the son of Joseph H. Wesel, a director and Chairman of the Board of Peoples. Effective January 1, 2006, David T. Wesel assumed the positions of Executive Vice President of Peoples and of Peoples Bank and President of the Peoples Financial Advisors division of Peoples Bank. Prior to that time, David T. Wesel had served as Vice President of Peoples Bank and Sales Manager of Peoples Financial Advisors, but was not an executive officer of Peoples or Peoples Bank. David T. Wesel received compensation in excess of $60,000 during the 2005 fiscal year.

         Paul T. Theisen is Of Counsel to, and an independent contractor with, TheisenBrock, A Legal Professional Association, which rendered legal services to Peoples and our subsidiaries during the 2005 fiscal year and continues to render legal services to Peoples and our subsidiaries. Since 1998, Mr. Theisen has not been a partner, controlling shareholder or executive officer or otherwise been related to or held any interest in TheisenBrock, other than as Of Counsel and an independent contractor (and has not individually performed legal services for Peoples or any of our subsidiaries).

         During the 2005 fiscal year, Peoples Bank entered into banking transactions, in the ordinary course of business and in compliance with applicable federal and state laws and regulations, with certain executive officers and directors of Peoples, with members of their immediate families, and with corporations or organizations as to which directors of Peoples serve as executive officers or beneficially own more than 10% of the equity securities. It is expected that similar banking transactions will be entered into in the future. Payments from Peoples Bank to such persons in connection with the deposit of funds or Peoples Bank's acting in an agency capacity have been made on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with Peoples or our subsidiaries. Loans to such persons have been made on substantially the same terms, including the interest rate charged and the collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Peoples or our subsidiaries. These loans have been subject to, and are presently subject to, no more than a normal risk of uncollectibility, and present no other unfavorable features. The aggregate amount of loans to directors and executive officers of Peoples, and affiliates of these directors and executive officers of Peoples, as a group at December 31, 2005, was $6,730,937. As of the date of this proxy statement, all of the loans described in this paragraph were performing in accordance with their original terms.


                               PROPOSAL NUMBER 1:
                              ELECTION OF DIRECTORS

         As of the date of this proxy statement, there were 11 members of the Board of Directors - four directors in the class whose terms expire at the Annual Meeting, three in the class whose terms expire in 2007 and four in the class whose terms expire in 2008. The death of Robert E. Evans on June 15, 2005, created a vacancy in the class whose terms expire in 2007. However, upon unanimous recommendation by the Governance and Nominating Committee and as permitted by Section 2.02 of Peoples' Code of Regulations, on February 9, 2006, the Board of Directors fixed the number of directors at 11, reflecting the number of individuals currently serving as directors.

         The Board of Directors proposes that each of the four nominees identified below be re-elected for a new three-year term and until his successor is duly elected and qualified or until his earlier resignation, removal from office or death. The Governance and Nominating Committee recommended each nominee. The four nominees for election as directors in the class whose terms expire in 2009 receiving the greatest number of votes will be elected. Common shares represented by properly executed and returned proxy cards will be voted as specified or, if no instructions are given, "FOR" the election of the Board of Directors' nominees.

         The following table gives certain information, as of February 13, 2006, concerning each nominee for re-election as a director of Peoples. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.


                             THE BOARD OF DIRECTORS
                  UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
                    "FOR" THE ELECTION OF ALL NOMINEES LISTED
                                     BELOW.

                                                                                               Director     Nominee
                                         Position(s) Held with Peoples and Our               Continuously   for Term
        Nominee            Age       Principal Subsidiaries and Principal Occupation(s)         Since      Expiring In
        -------            ---       --------------------------------------------------         -----      -----------
Carl L. Baker, Jr.           43   President and Chief Executive  Officer,  B & N Coal, Inc.,     2000           2009
                                  a  mining,   reclamation  and   construction   concern  in
                                  southeastern  Ohio;  Co-Owner of Sharon Stone  Company,  a limestone  and  slag  producer  in  Noble  and  Washington
                                  Counties,  Ohio;  Owner  of  Dexter  Hardwoods,   Inc.,  a
                                  hardwood  sawmill located in Noble County,  Ohio.  Partner in  Belpre  Sand  &  Gravel  Company,  a sand  and  gravel operation  located in Little Hocking,  Washington  County,
                                  Ohio, since 2002.

George W. Broughton          48   President  of GWB  Specialty  Foods,  LLC,  an ice  cream,     1994           2009
                                  frozen food, and coffee service distributor;  President of
                                  Broughton   Commercial   Properties,   LLC,  a  commercial
                                  properties   rental   company;   Chairman   of   Broughton
                                  Foundation,   a  nonprofit  charitable   foundation,   and
                                  Broughton  Park, a park  facility  owned by the  Broughton
                                  Foundation   and  made   available  to  the  public;   and
                                  President and Controller of George  Broughton  Family LLP,
                                  an asset  management  company.  All of these  entities are based in  Marietta,  Ohio.  Director  of  Peoples  Bancorp
                                  Foundation Inc. since December 2003.  (1)

Wilford D. Dimit             71   President of First  Settlement,  Inc.,  Marietta,  Ohio, a     1993           2009
                                  corporation  operating a retail clothing store for men and women, a family shoes store, a cosmetic  studio and public alteration  shop  from July  1983 to  November  2004 and a restaurant from March 1983 to March 2005. (1)

Richard Ferguson             59   Owner of Ferguson  Consulting LLC, a Columbus,  Ohio based     2004           2009
                                  professional practice that focuses on business
                                  valuations and forensic accounting services;
                                  Certified Public Accountant since 1976 and
                                  Certified Valuation Analyst since 1996.

---------------------

(1) Also a director of Peoples Bank.


         While it is contemplated that all nominees will stand for re-election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for re-election as a director, the individuals designated as proxies on the proxy card will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors following recommendation by the Governance and Nominating Committee. The Board of Directors knows of no reason why any of the nominees named above will be unavailable or unable to serve if elected to the Board.

         The following table gives certain information, as of February 13, 2006, concerning the current directors who will continue to serve after the Annual Meeting. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

                                                                                                  Director
                                         Position(s) Held with Peoples and Our                  Continuously       Term
          Name         Age       Principal Subsidiaries and Principal Occupation(s)                Since      Expiring In
        -------        ---      ---------------------------------------------------             ------------  ------------
Mark F. Bradley        36      Chief  Executive  Officer since May 2005,  President since           2003            2008
                               June 2004, Chief Operating Officer from July 2003 to May 2005,
                               Director since February 2003, Executive Vice President and
                               Chief Integration Officer from April 2002 to July 2003, and
                               Controller from 1997 to 2001, of Peoples; Chief Executive
                               Officer since May 2005, President since 2002, Chief Operating
                               Officer from 2002 to May 2005, and Controller from 1997 to
                               2001, of Peoples Bank; Director of Peoples Bancorp Foundation
                               Inc. since December 2003; President since January 2006 and a
                               Director since January 2004 of Peoples Insurance Agency, Inc.
                               (1)

Frank L. Christy      58       President   of   Christy  &   Associates,   Inc.,   a  business      1999            2008
                               development  company  located in Marietta,  Ohio;  President of
                               Lafayette  Center,   Inc.,  owner  and  operator  of  a  retail
                               shopping center located in Marietta,  Ohio from January 1988 to
                               December 2005; President of Riverbank Restaurants,  Inc., owner and  operator  of a lodging  facility  located  in  Charleston,
                               West Virginia;  Chairman of Caron Products and Services,  Inc.,
                               a manufacturer  and  distributor of chillers and incubators for scientific  work,  located in Marietta,  Ohio;  and Chairman of
                               Rossi Pasta Ltd., a  manufacturer  and  distributor  of gourmet pasta and sauce located in Marietta, Ohio.

Robert W. Price       42       General Manager,  Shelly Materials,  Inc., Findlay District,  a      2000            2007
                               division  of  The  Shelly  Company,   since  2002.  The  Shelly
                               Company  is  an  asphalt  and  construction  materials  company
                               headquartered   in   Thornville,   Ohio,   and  a  wholly-owned
                               subsidiary  of Oldcastle  Materials  Group,  a division of CRH,
                               plc.   Formerly   President  of  Smith   Concrete  and  related
                               companies.

Theodore P. Sauber    72       Vice  President  of  T.C.K.S.,  Inc.,  a  holding  company  for      2004            2008
                               McDonald's  restaurants in Ohio and West  Virginia.  Trustee of
                               Rio  Grande  University;   a  member  of  the  Ohio  University
                               Trustees  Academy;  and  past  chairman  of the  Athens  (Ohio)
                               Chamber of  Commerce.  Director of Peoples  Bancorp  Foundation
                               Inc. since December 2003. (1)

Paul T. Theisen       75       Attorney-At-Law.   Currently   active   as   a   mediator   and      1980            2007
                               arbitrator.  For  more  than 40  years,  was a  litigator  with
                               TheisenBrock,  A  Legal  Professional  Association,   Marietta,
                               Ohio,   and  has  been  Of  Counsel  to,  and  an   independent
                               contractor  with,  that firm since 1998.  Vice  Chairman of the
                               Board since June 2005, and  Leadership  Director since December
                               2005, of Peoples. (1)

Joseph H. Wesel       76       President  of  W.D.A.,  Inc.,  Marietta,  Ohio,  a real  estate      1980            2008
                               holding  company;  Chairman  and  Chief  Executive  Officer  of
                               Marietta  Automotive  Warehouse,   Inc.,  Marietta,   Ohio,  an
                               automotive  parts  wholesaler,   from  1978  until  June  2001;
                               Chairman  of the Board from 1991 until July 2003 and since June
                               2005,  Leadership Director from July 2003 to December 2005, and
                               Vice  Chairman  of the Board  from July 2003 to June  2005,  of
                               Peoples. (1)

Thomas J. Wolf        59       Principal   shareholder   of  six  holding   companies  for  13      2004            2007
                               McDonald's  restaurants  in Kentucky and West  Virginia;  Board member of each of Our Lady of  Bellefonte  Hospital in Ashland,
                               Kentucky,   since  2002;  the  Ashland  Alliance   (chamber  of
                               commerce for Boyd and Greenup Counties,  Kentucky), since 2002;
                               the Ronald McDonald House in Huntington,  West Virginia,  since
                               1998;  and the David  School  based in David,  Kentucky,  since
                               1999.

----------------------

(1) Also a director of Peoples Bank.


         Other than the father-son relationship between Joseph H. Wesel, a director of Peoples, and David T. Wesel, an executive officer of Peoples, there are no family relationships among any of the directors, nominees for election as directors and executive officers of Peoples.

         Please see Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for information on Peoples' executive officers.


                           THE BOARD OF DIRECTORS AND
                             COMMITTEES OF THE BOARD

Independence of Directors
-------------------------

         The rules of the NASDAQ Stock Market (the "NASDAQ Rules") require that a majority of Peoples' Board of Directors be independent directors. The definition of independence for purposes of the NASDAQ Rules includes a series of objective tests, such as the director is not an employee of Peoples or any of our subsidiaries and has not directly or indirectly engaged in various types of business dealings with Peoples or any of our subsidiaries and the director does not have an immediate family member who is employed by Peoples or any of our subsidiaries as an executive officer. In addition, as further required by the NASDAQ Rules, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board of Directors has reviewed, considered and discussed each director's business and personal relationships, both direct or indirect, with Peoples and our subsidiaries and the compensation and other payments each director and the immediate family members of each director have, both directly or indirectly, received from or made to Peoples and our subsidiaries and presently expect to receive from or make to Peoples and our subsidiaries. Based on that review, consideration and discussion, the Board of Directors has determined that at least a majority of its members are independent and that each of the following directors has no financial or personal ties, either directly or indirectly, with Peoples or our subsidiaries (other than compensation as a director of Peoples and our subsidiaries, banking relationships in the ordinary course of business with Peoples Bank and ownership of common shares of Peoples as described in this proxy statement) and thus qualifies as independent: Carl L. Baker, Jr.; George
W. Broughton; Frank L. Christy; Richard Ferguson; Robert W. Price; Theodore P. Sauber; Paul T. Theisen; and Thomas J. Wolf.

         While Paul T. Theisen is Of Counsel to, and an independent contractor with, the law firm of TheisenBrock, Mr. Theisen has not been a partner, controlling shareholder or executive officer or otherwise been related to or held any interest in TheisenBrock, other than as Of Counsel and an independent contractor (and has not individually performed services for Peoples or any of our subsidiaries), since 1998.

         The Board of Directors has determined that Wilford D. Dimit does not qualify as an independent director under the applicable NASDAQ Rules due to the transactions between Peoples Bank and First Settlement, Inc. described above in "TRANSACTIONS INVOLVING MANAGEMENT". The Board of Directors has determined however, that those transactions do not disqualify Mr. Dimit from being independent for the purposes of Rule 10A-3 under the Exchange Act, which applies to directors serving on the Audit Committee.

         On September 14, 2005, the Board of Directors appointed David T. Wesel as an executive officer of Peoples and of Peoples Bank, effective January 1, 2006. Joseph H. Wesel is the father of David T. Wesel. The Board of Directors has determined that due to his relationship to David T. Wesel, Joseph H. Wesel no longer qualifies as an independent director either under the applicable NASDAQ Rules or for purposes of Rule 16b-3 under the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), each of which applies to directors serving on the Compensation Committee. However, the Board of Directors has determined that Joseph T. Wesel qualified as an independent director prior to January 1, 2006, the date his son became an executive officer.

Leadership Director and Executive Sessions
------------------------------------------

         The directors elect a Leadership Director who is responsible for providing a bridge between the independent directors and Peoples' management. The Leadership Director presides at all executive sessions of the independent directors (without management present). The Leadership Director also serves as the Chairman of the Governance and Nominating Committee of the Board of Directors. Joseph H. Wesel served as Leadership Director until December 8, 2005. Paul T. Theisen has served as the Leadership Director since December 8, 2005. In accordance with applicable NASDAQ Rules, the independent directors were given the opportunity to meet in executive session at the end of each meeting and at such other times as the independent directors deemed necessary. The independent directors met in executive session a total of four times during 2005.

Meetings of the Board and Attendance at Annual Meetings of Shareholders
-----------------------------------------------------------------------

         The Board of Directors held a total of 13 meetings during the 2005 fiscal year. Each incumbent director attended 80% or more of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served, in each case during his period of service.

         Peoples encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All but one of the then incumbent directors and director nominees, who were also directors at the time, attended Peoples' last annual meeting of shareholders held on April 14, 2005.

Communications with the Board of Directors
------------------------------------------

         Although Peoples has not to date developed formal processes by which shareholders may communicate directly with directors, it believes that the informal process, in which any communication sent to the Board of Directors either generally or in care of the Chief Executive Officer, the Corporate Secretary or another corporate officer is forwarded to all members of the Board, has served the needs of the Board and Peoples' shareholders. There is no screening process, and all shareholder communications that are received by officers for the attention of the Board of Directors are forwarded to the members of the Board.

         Not having found any problems with shareholder communications with directors under the existing process, the Governance and Nominating Committee has not found it necessary to develop more specific procedures. Until other procedures are developed and posted on the "Corporate Governance & Ethics" page of Peoples' website at www.peoplesbancorp.com, any communication to the Board of Directors or to individual directors may be mailed to the Board or an individual director, in care of Peoples' Corporate Secretary, at Peoples' headquarters in Marietta, Ohio. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." In addition, communication via Peoples' website may be used. Correspondence through the "Investor Relations - Shareholder Contacts" page of the website is also directed to the Corporate Secretary. All such communications, whether via mail or the website, must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors. The Corporate Secretary will make copies of all such communications and circulate them to the appropriate director or directors without any screening.

Committees of the Board
-----------------------

         The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, and the Governance and Nominating Committee.

Audit Committee
---------------

         The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A current copy of the charter of the Audit Committee is posted on the "Corporate Governance & Ethics" page of Peoples' website at www.peoplesbancorp.com. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board of Directors for approval. The Audit Committee is responsible for:

     o overseeing the accounting and financial reporting processes of Peoples;

     o overseeing the audits of the consolidated financial statements of Peoples;

     o appointing, compensating and overseeing the work of the independent registered public accounting firm employed by Peoples for the purpose of preparing or issuing an audit report or performing related work;

     o pre-approving all audit and non-audit services provided by the independent registered public accounting firm;

     o establishing procedures for the receipt, retention and treatment of complaints received by Peoples regarding accounting, internal accounting controls or auditing matters; and

     o    assisting the Board of Directors in the oversight of:

          o the performance of Peoples' internal auditors and independent registered public accounting firm,

          o the independent registered public accounting firm's qualifications and independence; and

          o Peoples' compliance with ethics policies and legal and regulatory requirements.

         The Audit Committee will also carry out such other responsibilities as may be delegated to the Audit Committee by the full Board of Directors. The Audit Committee held seven meetings during the 2005 fiscal year. The Audit Committee's report relating to the 2005 fiscal year appears on pages 49 through 50.

         The members of the Audit Committee are: Richard Ferguson (Chairman); Wilford D. Dimit (Vice Chairman); Carl L. Baker, Jr.; George W. Broughton; Frank
L. Christy; Theodore P. Sauber; and Thomas J. Wolf. Each individual also served on the Audit Committee throughout the entire 2005 fiscal year. Each member of the Audit Committee qualifies as independent for purposes of Rule 10A-3 under the Exchange Act. Further, each member of the Audit Committee, with the exception of Wilford D. Dimit, qualifies as an independent director under the applicable NASDAQ Rules. With respect to Mr. Dimit, current NASDAQ Rules permit, under exceptional and limited circumstances, one member of the Audit Committee to be a director who does not meet the independence requirements of the applicable NASDAQ Rules, if (i) that director meets the criteria of Rule 10A-3 and is not a current officer or employee of Peoples or any of our subsidiaries (or a family member of such an officer or employee), and (ii) the Board of Directors has determined that such director's committee membership is required by the best interests of Peoples and its shareholders. The Board of Directors has made such a determination with regard to Mr. Dimit.

         Prior to the transactions between Peoples Bank and First Settlement, Inc. described above in "TRANSACTIONS INVOLVING MANAGEMENT," Mr. Dimit had qualified as an independent director under the applicable NASDAQ Rules. However, the $400,000 purchase price for the real estate and building represented more than 5% of the consolidated gross revenues of First Settlement, Inc. for the fiscal year completed prior to the transaction and more than 5% of its consolidated gross revenues for the fiscal year in which the transaction occurred. Accordingly, this non-compensatory payment causes Mr. Dimit not to qualify as independent under the NASDAQ Rules. The Board of Directors has determined that the continued membership of Mr. Dimit on the Audit Committee is in the best interests of Peoples and its shareholders due to Mr. Dimit's experience as Chairman of the Audit Committee from April 1997 to February 2005, and a member of the Audit Committee since January 1993, during which time he has been instrumental to the conduct of the business of the Audit Committee.

         Each member of the Audit Committee has substantial background and experience as the chief executive officer or active leader of his respective business or professional interest. Under SEC rules, Peoples is required to disclose whether it has an "audit committee financial expert" serving on its Audit Committee. While the Board of Directors believes that each member of the Audit Committee is highly qualified to discharge his duties, it has identified Richard Ferguson as a particular member of the Audit Committee qualifying as an "audit committee financial expert" under the SEC's rules. Upon recommendation of the Governance and Nominating Committee, the Board of Directors has determined that Mr. Ferguson's background, knowledge, qualifications and experience, professional and otherwise, qualify him as an audit committee financial expert. The Board of Directors has further determined that Mr. Ferguson qualifies as "financially sophisticated" for purposes of the applicable NASDAQ Rules.

         The Board of Directors has also determined that each other member of the Audit Committee is capable of (i) understanding accounting principles generally accepted in the United States ("US GAAP") and financial statements,
(ii) assessing the general application of US GAAP in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating Peoples' consolidated financial statements, (iv) understanding internal control over financial reporting, and (v) understanding audit committee functions, all of which are attributes of an "audit committee financial expert" under the SEC's rules.

         None of the members of the Audit Committee is affiliated with Peoples or any of our subsidiaries other than in his capacity as a member of the Board of Directors of Peoples (and committees thereof) and, in the case of Messrs. Dimit, Broughton, and Sauber, a member of the board of directors of Peoples Bank (and committees thereof). No member of the Audit Committee has received or accepted, directly or indirectly, any consulting, advisory, or other compensatory fee from Peoples or any of our subsidiaries other than ordinary fees received in his capacity as a director of Peoples (and committee member) and, in the case of Messrs. Dimit, Broughton, and Sauber, as a director of Peoples Bank (and committee member).

Compensation Committee
----------------------

         The Compensation Committee is comprised of five directors who qualify as independent directors under the applicable NASDAQ Rules, outside directors for purposes of Section 162(m) of the Internal Revenue Code, and non-employer directors for purposes of Rule 16b-3 under the Exchange Act: Frank L. Christy (Chairman); Carl L. Baker, Jr.; George W. Broughton; Robert W. Price; and Paul
T. Theisen. Messrs. Baker, Christy and Price also served on the Compensation Committee throughout the entire 2005 fiscal year. Mr. Broughton was appointed to the Compensation Committee on August 11, 2005. Mr. Theisen was appointed to the Compensation Committee on November 10, 2005. Joseph H. Wesel served as a member of the Compensation Committee during the entire 2005 fiscal year and as the Chairman until December 8, 2005, when he was succeeded in that position by Mr. Christy. Mr. Wesel qualified as an independent director while he served on the Compensation Committee. Wilford D. Dimit had served as a member of the Compensation Committee prior to transactions between First Settlement, Inc. and Peoples Bank described above in "TRANSACTIONS INVOLVING MANAGEMENT." Although Mr. Dimit resigned from the Compensation Committee effective February 9, 2005, he did not participate in the discussions or deliberations of the Compensation Committee from and after January 26, 2005.

         The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A current copy of the charter of the Compensation Committee is posted on the "Corporate Governance & Ethics" page of Peoples' website at www.peoplesbancorp.com. The Compensation Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board of Directors for approval.

         The purpose of the Compensation Committee is to review and approve, on behalf of the Board of Directors, management recommendations regarding all forms of compensation, including stock-based compensation, to be provided to the executive officers and directors of Peoples and our subsidiaries and all bonus and equity-based compensation, incentives, perquisites, employee benefits, salary programs and human resources policies and procedures for all employees of Peoples and our subsidiaries. The Compensation Committee is responsible for reviewing and approving goals and objectives relevant to the compensation of Peoples' executive officers and other officers designated by the Board of Directors, evaluating such officers' performance in light of those goals and objectives and determining compensation based on that evaluation. The Compensation Committee administers Peoples' Amended and Restated 1993 Stock Option Plan (the "1993 Plan"), 1995 Stock Option Plan (the "1995 Plan"), 1998 Stock Option Plan (the "1998 Plan") and 2002 Stock Option Plan (the "2002 Plan") and any other plans requiring Compensation Committee administration and approves awards as required to comply with applicable securities and tax laws. If the Peoples Bancorp Inc. 2006 Equity Plan is approved by the shareholders at the Annual Meeting, the Compensation Committee will also administer that plan. The Compensation Committee will undertake such other responsibilities as the full Board of Directors may prescribe.

         The Compensation Committee held nine meetings during the 2005 fiscal year. The Compensation Committee's report on executive compensation appears on pages 17 through 23.

Executive Committee

         The Executive Committee is comprised of five directors: Mark F. Bradley (Chairman); Wilford D. Dimit; Robert W. Price; Paul T. Theisen; and Joseph H. Wesel. The Executive Committee is authorized to act in the intervals between meetings of the directors on matters delegated by the full Board of Directors. There were no meetings of the Executive Committee during the 2005 fiscal year.

Governance and Nominating Committee
-----------------------------------

         The members of the Governance and Nominating Committee are: Paul T. Theisen (Chairman); George W. Broughton; Wilford D. Dimit; and Robert W. Price. Each of these individuals also served on the Governance and Nominating Committee throughout the entire 2005 fiscal year. Joseph H. Wesel served as a member of the Governance and Nominating Committee during the entire 2005 fiscal year and as Chairman until December 8, 2005, when he was succeeded in that position by Mr. Theisen. The Board of Directors has determined that each of the members of the Governance and Nominating Committee, with the exception of Mr. Dimit, qualifies as an independent director under applicable NASDAQ Rules. The Board of Directors has also determined that Mr. Wesel qualified as an independent director while he served on the Governance and Nominating Committee. Current NASDAQ Rules permit, under exceptional and limited circumstances, one member of the Governance and Nominating Committee to be a director who does not meet the independence requirements of the applicable NASDAQ Rules if (i) that director is not a current officer or employee of Peoples or any of our subsidiaries (or a family member of such an officer or employee) and (ii) the Board of Directors has determined that such director's committee membership is required by the best interests of Peoples and its shareholders. The Board of Directors has made such a determination with regard to Mr. Dimit due to his experience as a member of the Executive Committee since 2004 and a member of the Governance and Nominating Committee since its inception in 2003.

         The Governance and Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. The purposes of the Governance and Nominating Committee are:

     o to identify qualified candidates for election, nomination or appointment to the Board of Directors and recommend to the full Board a slate of director nominees for each annual meeting of the shareholders of Peoples or as vacancies occur;

     o to make recommendations to the full Board of Directors and the Chairman of the Board regarding assignment and rotation of members and chairs of committees of the Board;

     o to oversee matters of corporate governance, including an evaluation of Board performance and processes;

     o to review with the Chairman of the Board, or another director designated by the full Board, issues involving potential conflicts of interest and/or any change of status of directors pursuant to applicable law and the applicable provisions of Peoples' Code of Ethics for Directors, Officers and Employees or Peoples' Code of Regulations;

     o    to recommend the number of members to serve on the Board of Directors;

     o to periodically review Peoples' Code of Ethics for Directors, Officers and Employees and recommend to the full Board changes, as necessary; and

     o to undertake such other responsibilities as may be referred to the Governance and Nominating Committee by the full Board of Directors or the Chairman of the Board.

         The charter of the Governance and Nominating Committee is posted on the "Corporate Governance & Ethics" page of Peoples' website at www.peoplesbancorp.com. The Governance and Nominating Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board of Directors for approval. The Governance and Nominating Committee held three meetings during the 2005 fiscal year.

Nominating Procedures
---------------------

         As described above, Peoples has a standing Governance and Nominating Committee that has the responsibility to identify and recommend individuals qualified to become directors. Each candidate must satisfy the eligibility requirements set forth in Peoples' Code of Regulations. To be eligible for election as a director, an individual must be a shareholder of Peoples. In addition, the individual must either (i) serve as chief executive officer or in another position of active leadership with a business or professional interest located within the geographic area served by Peoples and our subsidiaries or
(ii) serve as an executive officer of Peoples or one of our subsidiaries. However, the qualification in the preceding sentence does not apply to individuals elected as initial directors of Peoples in 1980. An individual will not be eligible for nomination and re-election as a director after five years has passed since the individual ceased to hold the executive or leadership position satisfying the eligibility requirement. This five-year limitation does not apply, however, to an individual who retires from service as the Chairman of the Board or the Chief Executive Officer of Peoples.

         When considering potential candidates for the Board of Directors, the Governance and Nominating Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of Peoples' shareholders. The Governance and Nominating Committee may consider those factors it deems appropriate in evaluating director candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to Peoples, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily by the Governance and Nominating Committee.

         In considering candidates for the Board of Directors, the Governance and Nominating Committee evaluates the entirety of each candidate's credentials and, other than the eligibility requirements set forth in Peoples' Code of Regulations, does not have any specific minimum qualifications that must be met by a Governance and Nominating Committee-recommended nominee. However, the Governance and Nominating Committee does believe that all members of the Board should have the highest character and integrity; a reputation for working constructively with others; sufficient time to devote to Board matters; and no conflict of interest that would interfere with performance as a director.

         The Governance and Nominating Committee considers candidates for the Board of Directors from any reasonable source, including shareholder recommendations. The Governance and Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

         Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Corporate Secretary of Peoples at Peoples' executive offices in Marietta, Ohio, giving the candidate's name, age, business address, residence address, principal occupation or employment and number of common shares beneficially owned. The recommendation should also describe the qualifications, attributes, skills or other qualities of the recommended director candidate. A written statement from the candidate consenting to be named as a director candidate and, if nominated and elected, to serve as a director should accompany any such recommendation.

         Shareholders who wish to nominate an individual for election as a director at an annual meeting of the shareholders of Peoples must comply with Peoples' Code of Regulations regarding shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary of Peoples not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days' notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Corporate Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Nominations for the Annual Meeting must be received by March 31, 2006. Each nomination must contain the following information to the extent known by the nominating shareholder:

     o the name, age, business address and residence address of each proposed nominee;

     o    the principal occupation or employment of each proposed nominee;

     o the number of common shares beneficially owned by each proposed nominee and by the nominating shareholder; and

     o any other information required to be disclosed with respect to a nominee for election as a director under the SEC's proxy rules.

         Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director of Peoples if elected. Nominations not made in accordance with Peoples' Code of Regulations will not be considered.

Code of Ethics
--------------

         In accordance with applicable NASDAQ Rules and rules of the SEC, the Board of Directors has adopted the Code of Ethics for Directors, Officers and Employees of Peoples Bancorp Inc. and its Affiliates, which is available on the "Corporate Governance & Ethics" page of Peoples' website at www.peoplesbancorp.com.


                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

Policy
------

         Peoples' cash compensation package for its executive officers consists of two components: (i) base salary; and (ii) annual performance-based bonuses. Peoples also grants stock options to its executive officers as a means to promote ownership of common shares.

         The Compensation Committee is comprised of independent, non-employee directors and operates under a charter approved by the Board of Directors. The Compensation Committee is responsible for the review, approval and administration of the base salary level and annual bonus compensation programs as well as the stock option program for executive officers. In determining compensation levels, the Compensation Committee considers: salary and bonus levels which will attract and retain qualified executives when considered with the other components of Peoples' compensation structure; specific annual performance criteria; and rewarding executive officers for continuous improvement in their respective areas which contribute to increases in shareholder value. The Compensation Committee met nine times during the 2005 fiscal year.

         Peoples' philosophy for granting options is based on the principle of encouraging key employees, including executive officers, to remain with Peoples and become owners with a long-term interest in the Peoples' overall performance while incenting those individuals to manage with a view toward maximizing long-term shareholder value creation.

         Section 162(m) of the Internal Revenue Code prohibits Peoples from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the Chief Executive Officer (or person serving in that capacity) at the close of the fiscal year and the four most highly compensated officers of Peoples, other than the Chief Executive Officer, at the end of the fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation". Due to the fact that all executive officers receive compensation at levels substantially below the $1 million deductibility limit, the Compensation Committee does not propose at this time to present for shareholder approval performance goals such as those provided in the performance compensation program described below under "Annual Bonuses." The design and administration of Peoples' 1995 Plan, 1998 Plan, and 2002 Plan are intended to comply with Section 162(m) so that any compensation, which may be received by executive officers of Peoples under those plans, will qualify as "performance-based". The Compensation Committee will rely, from time to time, upon the guidance of Peoples' General Counsel regarding the appropriateness of presenting the performance compensation program, or any similar plan, to shareholders.

Base Salary
-----------

         Executive officers' base salaries are determined by evaluating the most recent comparative peer data and the role and responsibilities of their respective positions. During the latter part of the 2004 fiscal year, the Compensation Committee engaged the services of Clark Consulting, a compensation consulting firm, to perform competitive peer analysis of executive compensation. In conjunction with Peoples, Clark Consulting identified a group of 15 peer financial institution holding companies based on market capitalization, geographic location, performance, and similarity in lines of business. The peer group represents publicly-traded financial institution holding companies with total asset size from slightly over $900 million to slightly under $3.5 billion. This comparative data does not include the compensation paid by all of the companies that are included in the NASDAQ Bank Stocks Index, which is used for comparative purposes in the performance graph that appears on page 34. The information gathered from the analysis was used to determine the competitiveness of compensation for executive officers relative to other financial institution holding companies of comparable size and overall performance. The information was used to determine the 2005 compensation for the executive officers. On December 9, 2004, the Compensation Committee established base salaries for executive officers for the 2005 fiscal year.

         Individual salary increases are reviewed annually and are based on Peoples' overall performance and the executive's attainment of specific individual business objectives during the preceding year. Specific individual business objectives for fiscal year 2006 have been established for each executive officer. These objectives are both quantitative in nature, such as sales and revenue goals and cost containment; and also qualitative in nature, such as the development and retention of key staff, assessment and development of quality products and services, and management effectiveness.

Annual Bonuses
--------------

         Executive officers are eligible to earn annual bonuses under the performance compensation program. On January 13, 2005, the Compensation Committee established a bonus matrix, for the 2005 fiscal year, comprised of three financial components: (i) Earnings Per Share; (ii) Return On Average Equity; and (iii) Non-interest Income Leverage Ratio which is a measure of non-interest income relative to operating non-interest expense. The weightings for Earnings Per Share and Return On Average Equity were 45% each and the Non-interest Income Leverage Ratio was weighted at 10%. The performance goals established for each of the financial components, if attained, make available an incentive pool of bonus payments.

         Annual performance goals were established for Robert E. Evans, in his capacity at the time as Chairman of the Board and Chief Executive Officer, and for Mark F. Bradley, in his capacity at the time as President and Chief Operating Officer, directly related to the above-mentioned financial performance measurements, all of which are quantitative in nature and designed to promote shareholder value. The annual bonus was weighted 90% for attainment of these financial components and 10% for individual performance. These individuals could receive a maximum payout of 100% of their respective annual base salaries.

         Annual performance goals were also established for each other executive officer, the nature of which differed depending upon the officer's job responsibilities. Goals were both quantitative in nature, such as sales and revenue goals and cost containment; and also qualitative in nature, such as the development and retention of key staff, assessment and development of quality products and services, and management effectiveness. Annual bonuses for executive officers were weighted with a 75% weighting for attainment of the previously mentioned financial components and the remaining 25% based on the attainment of specific individual goals. The maximum cash payout which these individuals could receive was 70% of their respective annual base salaries.

         At the end of each fiscal year, the extent to which Peoples' and individual goals are actually achieved is measured. If all goals are satisfied, the executive officer receives a target bonus amount. To the extent goals are partially met, then only that portion as expressed in the bonus matrix is paid out. If goals are exceeded, a higher portion of the bonus matrix is paid out up to the maximum established amount. Executive officers are required to defer 25% of their incentive compensation for a period of three years and have the option to defer any remaining incentive compensation until they reach retirement age. Interest is accrued at 50% of Peoples' return on average equity achieved during the calendar year.

         The objective of the performance compensation program is to promote shareholder value. In that regard, in 2003, the Compensation Committee implemented a concept of "absolute minimum", whereby if 85% of the Earnings Per Share financial component minimum, defined as one penny in earnings per share improvement over the previous fiscal year, is not achieved there will be no annual bonus payment to executive officers, regardless of the level of achievement in respect of their individual performance goals. The Compensation Committee waived the "absolute minimum" requirement in respect of the 2004 fiscal year, on an exception basis, due to the fact non-recurring charges related to the repositioning of Peoples' investment portfolio caused 2004 Earnings Per Share to be lower than results from normal operations. The Compensation Committee believed that individual incentive bonuses should be paid because many successful results were achieved through normal operations. This waiver allowed the named executive officers to receive the portion based on the level of achievement of their individual performance goals, but not the portion related to Peoples' corporate results.

         Incentive bonuses earned for individual performance in the 2005 fiscal year were determined by the Compensation Committee on February 9, 2006, and [were paid] [will be paid] to the named executive officers in March 2006 in the total amount of $236,768. The program will operate in a similar manner for the 2006 fiscal year.

Option Grants
-------------

         Options to purchase common shares are granted annually to executive officers. Grants are made to executive officers at an exercise price of 100% of the fair market value of the underlying common shares on the date of grant. Grants are made with a three-year cliff-vesting requirement in order to more closely align the benefits to the executive officer with the interests of the shareholders.

         Peoples' philosophy in granting options is to increase executive ownership of common shares. Peoples therefore believes that the executive officers will have an incentive to manage with a view toward maximizing long-term shareholder value. In determining the total number of options to be granted annually to all recipients, including executive officers, the Compensation Committee considers the executive officer's individual performance as well as the performance of Peoples during the immediately preceding fiscal year.

         The Compensation Committee establishes guidelines for the number of common shares available for the granting of options to each executive officer based on: individual job performance; Peoples' financial performance; and evaluation of competitive peer data for similar grants. These option grants provide incentive for the creation of shareholder value since the full benefit of the grant to each executive officer can only be realized with an appreciation in the price of Peoples' common shares. The Compensation Committee believes the options granted to executive officers mutually align the interests of the executive officers with those of the shareholders.

         The objective of the stock option program is to promote shareholder value. In that regard, in 2003, the Compensation Committee implemented a restriction of "absolute minimum", whereby if 85% of the Earnings Per Share minimum (defined as one penny in earnings per share improvement over the previous fiscal year) for the prior fiscal year is not achieved, there will be no option grants to executive officers. The Compensation Committee waived the absolute minimum requirement in respect of the 2004 fiscal year, on an exception basis, due to the fact non-recurring charges related to the repositioning of Peoples' investment portfolio caused 2004 Earnings Per Share to be lower than results from normal operations. The Compensation Committee believed that individual option grants should be paid because many successful results were achieved through normal operations. This waiver allowed the named executive officers to receive the portion based on the level of achievement of their individual performance goals, but not the portion related to Peoples' corporate results.

         Stock option grants earned in respect of the 2005 fiscal year were made by the Compensation Committee to the named executive officers in February 2006 and covered an aggregate of 10,896 common shares. The options were valued using the market price of a common share of stock on the date of grant.

         On August 11, 2005, the Compensation Committee engaged the services of Clark Consulting, a compensation consulting firm, to perform a review of Peoples' current deferred compensation plans to ensure compliance with Section 409A of the Internal Review Code. The Compensation Committee intends to administer these plans to avoid or minimize the effect of Section 409A and, if necessary, will amend or recommend the amendment of these plans to comply with
Section 409A before December 31, 2006 (or a later date specified by the Internal Revenue Service).

         The Compensation Committee subsequently retained Clark Consulting to design a new equity plan for implementation in 2006. The proposed Peoples Bancorp Inc. 2006 Equity Plan is discussed under "PROPOSAL NUMBER 2: APPROVAL OF PEOPLES BANCORP INC. 2006 EQUITY PLAN" beginning at page 35.

         On December 29, 2005, the Compensation Committee approved the acceleration of the vesting schedule with regard to all unvested options previously granted to employees of Peoples and our subsidiaries, including executive officers of Peoples, and subsidiary directors pursuant to Peoples' various stock option plans. Except for the acceleration of vesting, these options will continue to be governed by their original terms and conditions. As a result of the vesting acceleration, options to purchase an aggregate of 161,514 common shares became exercisable as of December 29, 2005. Vesting of these options was to occur over the next six years, with the majority previously scheduled to vest in 2006. Included in the options for which vesting was accelerated were options held by the following individuals who served as executive officers of Peoples during the 2005 fiscal year:

       Name of Individual         Aggregate Number of Options Accelerated
       ------------------         ---------------------------------------
       Mark F. Bradley                           7,526
       David B. Baker                            6,711
       John W. Conlon                            8,227
       Larry E. Holdren                          8,206
       Carol A. Schneeberger                     8,017
       Joseph S. Yazombek                        8,847

As previously reported, effective January 1, 2006, David B. Baker ceased to serve as an executive officer of Peoples and David T. Wesel became an executive officer of Peoples.

Executive Officer Perquisites
-----------------------------

         Based on business need, on a case-by-case basis, the Compensation Committee grants the use of a company-paid automobile and country club membership to selected executive officers to further business development on behalf of Peoples. Personal use of such perquisites is either reimbursed to Peoples or paid by the executive officer.

Other Compensation
------------------

         The executive officers participate in the Peoples Bancorp Inc. Retirement Savings Plan on the same basis as all other employees. Peoples "matches" certain employee contributions to the Retirement Savings Plan. The matching amounts for the individuals named in the Summary Compensation Table are included under the caption "All Other Compensation" in that table.

         The executive officers also participate in the Peoples Bancorp Inc. Retirement Plan on the same basis as all other employees. Annual pension benefits are payable under the Retirement Plan upon retirement based upon specified compensation and years of service classifications.

         The executive officers are also eligible to participate in the employee benefit programs maintained by Peoples, including life, medical and dental insurance plans, on the same terms as all other employees.

Chief Executive Officer's Compensation
--------------------------------------

         The 2005 base salaries for Robert E. Evans and Mark F. Bradley were determined by evaluating the most recent comparative peer data and the role and responsibilities of their respective positions. During latter part of the 2004 fiscal year, the Compensation Committee engaged the services of Clark Consulting, a compensation consulting firm, to perform competitive peer analysis of executive compensation. In conjunction with Peoples, Clark Consulting identified a group of 15 peer financial institution holding companies based on market capitalization, geographic location, performance, and similarity in lines of business. The peer group represents publicly-traded financial institution holding companies with total asset size from slightly over $900 million to slightly under $3.5 billion. The information gathered from the analysis was used to determine the competitiveness of compensation for Robert E. Evans and Mark F. Bradley relative to other financial institution holding companies of comparable size and overall performance. The information was used to determine the 2005 compensation for both individuals. On December 9, 2004, the Compensation Committee established base salaries for Robert E. Evans and Mark F. Bradley for the 2005 fiscal year.

         On May 31, 2005, Robert E. Evans retired and resigned from his position as Chief Executive Officer and as an employee of each of Peoples and Peoples Bank. The compensation he received following his retirement is described below under "Other Compensation to Mr. Evans."

         As part of a succession plan announced in February 2005, Mark F. Bradley, who had served as President and Chief Operating Officer, was named Chief Executive Officer of both Peoples and Peoples Bank, succeeding Mr. Evans effective May 31, 2005. In light of his increased job responsibilities as President and Chief Executive Officer, the Compensation Committee determined that Mr. Bradley's annualized base salary should be increased from $200,000 to $225,000 effective June 1, 2005. This placed Mr. Bradley's base salary just below the median of base salaries of chief executive officers paid by those financial institution holding companies selected for peer comparison.

         The Compensation Committee considered the following factors in determining the base salary for 2006 for Mr. Bradley in his capacity as Peoples' President and Chief Executive Officer: Peoples' success in achieving its 2005 fiscal year established financial targets and the median level of compensation paid to Chief Executive Officer's of financial institution holding companies selected for peer comparison. Based on these factors, the Compensation Committee determined on February 9, 2006, Mr. Bradley's base salary should be increased from $225,000 to $250,000 effective January 1, 2006. This still placed Mr. Bradley's annual base salary just below the median of base salaries of chief executive officers paid by those financial institution holding companies selected for peer comparison.

         For the 2005 fiscal year, Mr. Bradley was eligible to earn a cash bonus under the performance compensation program ranging up to 100% of his base salary and options up to 140% of base salary based on the attainment of established performance goals. The options were valued using the market price of a common share of stock on the date of grant. The Compensation Committee certified that based on Peoples' and Mr. Bradley's individual performance during the 2005 fiscal year, he earned a bonus under the performance compensation program of $60,000. Likewise, he also earned options totaling 2,970 common shares. Both the bonus and options were earned in respect to the 2005 fiscal year. The options were granted in February 2006. The bonus [was paid] [will be paid] in March 2006. In recognition of Mr. Bradley's role and importance to Peoples' success and promotion of shareholder value, Peoples provided him with a country club membership in 2005.

Other Compensation to Mr. Evans
-------------------------------

         On May 31, 2005, Robert E. Evans retired and resigned from his position as Chief Executive Officer and as an employee of each of Peoples and Peoples Bank. Mr. Evans continued to serve as Chairman of the Board and a non-employee director of each entity thereafter. On May 31, 2005, the Board of Directors of Peoples, upon the recommendation of the Compensation Committee, approved the payment of a monthly fee to Mr. Evans in his capacities as Chairman of the Board of Peoples and Peoples Bank. The monthly fee was to be $8,333, effective June 1, 2005. Mr. Evans was to receive no separate compensation for attending meetings of any committees of either board of directors or for other services provided as a member of either board. He received a payment of $8,333 on June 15, 2005, for his services as Chairman of the Board of Peoples and Peoples Bank.

         On June 9, 2005, the Board of Directors, upon the recommendation of the Compensation Committee, approved a Director Retirement Plan for the benefit of Mr. Evans in recognition of his 35 years of service with the organization and his direct responsibility for its substantial success and growth. The Director Retirement Plan was intended to provide Mr. Evans with a monthly benefit for life, commencing July 1, 2005, and, if she survived him, a reduced monthly benefit for Mr. Evans' spouse for her life. The monthly benefit to be paid to Mr. Evans was to increase each year and was to be $1,156 per month for the 2005 calendar year. Similarly, the monthly benefit, payable to Mr. Evans' spouse upon Mr. Evans' death was to generally increase each year and was $662 per month for the 2005 calendar year. During 2005, six payments were made to Mr. Evans' spouse under the plan.

         On June 9, 2005, the Board of Directors, upon the recommendation of the Compensation Committee, also approved the payment of a benefit in the amount of $145,000 under the deferred compensation agreement, dated November 18, 1976, between Mr. Evans and The Peoples Banking and Trust Company (now known as Peoples Bank, National Association), as amended December 26, 1978 and March 22, 1979. The deferred compensation agreement provided for the accrual of $5,000 for Mr. Evans' account upon the completion of each year of service to Peoples Bank until he reached normal retirement age (65). As of May 31, 2005, a total of $141,667 had been accrued for Mr. Evans' account and the Compensation Committee and the Board of Directors both felt it was appropriate to credit Mr. Evans' account with the full $5,000 annual amount in respect of the year of his retirement. In connection with the benefit payment, the deferred compensation agreement was terminated effective June 9, 2005.

         To the extent that the effect of Mr. Evan's retirement was specifically addressed under any of the other employee benefit programs in which he participated at the time of his retirement, those terms continued to apply.

         On June 15, 2005, Mr. Evans died.

Change in Control Agreements
----------------------------

         In 2004, the Compensation Committee engaged the services of Clark Consulting to explore whether change in control agreements would be appropriate for executive officers. Based upon a recommendation from Clark Consulting, the Compensation Committee supported the development and implementation of change in control agreements for all executive officers to promote shareholder value should a change in control occur. In August 2004, Peoples entered into change in control agreements with Robert E. Evans (which expired upon his retirement), Mark F. Bradley, John W. Conlon, Carol A. Schneeberger, David B. Baker, and Larry E. Holdren to encourage those executive officers to continue their employment with Peoples in the event Peoples is acquired by another entity. The agreements were not undertaken in the belief a change in control was imminent or expected.

         An executive officer's base annual compensation for purposes of his or her change in control agreement is the average annualized compensation paid by Peoples which was includible in the executive officer's gross income prior to any deferred arrangements during the most recent five taxable years ending before the date of the change in control.

         Generally, the agreements provide for severance compensation to those executive officers if their employment is terminated by Peoples or its successors for any reason other than cause within six months prior to or within 24 months after a defined change in control occurs. In addition, compensation will be paid if the executive officer voluntarily terminates employment during the same periods because of a decrease in the executive officer's base annual compensation without the executive officer's consent; a material reduction in the importance of the executive officer's job responsibilities without the executive officer's consent, other than by reason of termination for cause or by reason of disability, retirement or death; geographical relocation of the executive officer without executive officer's consent to an office more than 50 miles from the executive officer's current location; or failure by Peoples to obtain assumption of the agreement by its successor.

         Under the agreements, a change in control is deemed to occur in the event of a change of ownership of Peoples which must be reported to the SEC as a change of control, including but not limited to the acquisition by any person, entity, or group of beneficial ownership of 25% or more of Peoples' voting securities or all or substantially all of the assets of Peoples.

         Under the agreements, severance provisions include: (i) a lump sum cash payment of two and one-half times base annual compensation for Mr. Bradley and two times base annual compensation for Mr. Conlon, Ms. Schneeberger, Mr. Baker, and Mr. Holdren, in each case payable within thirty days following the termination date; (ii) continuing participation in life, medical, and dental insurance for twelve months substantially in the form and expense to the executive officer as that received on the date of termination; and (iii) the executive officer entering into a non-compete agreement for twelve months immediately following the date of termination. In the case of Mr. Bradley, the duration of the non-compete agreement and the continuing participation in life, medical, and dental insurance is 15 months immediately following the date of termination.

         During 2005, management changes occurred which impacted those individuals covered by change in control agreements. On September 14, 2005, it was announced David B. Baker would no longer serve as an Executive Vice President of Peoples and Peoples Bank effective January 1, 2006. The change in control agreement with David B. Baker was terminated on January 1, 2006. On September 14, 2005, it was also announced David B. Baker would be succeeded by David T. Wesel effective January 1, 2006. On December 8, 2005, the Compensation Committee authorized the execution on behalf of Peoples, on or about January 3, 2006, of a change in control agreement with David T. Wesel when he became an executive officer. The terms of David T. Wesel's change in control agreement are the same as those in the change in control agreements entered into in August 2004 with David B. Baker, John W. Conlon, Larry E. Holdren, and Carol A. Schneeberger.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

         Each of Frank L. Christy, Carl L. Baker, Jr., Robert W. Price and Joseph H. Wesel served as a member of the Compensation Committee for the entire 2005 fiscal year. Mr. Wesel served as Chairman until December 8, 2005, when he was succeeded in that position by Frank L. Christy. George W. Broughton joined the Compensation Committee on August 11, 2005 and Paul T. Theisen joined the Compensation Committee on November 10, 2005. Wilford D. Dimit served on the Compensation Committee until his resignation on February 9, 2005. None of the individuals serving on the Compensation Committee has been an officer or employee of Peoples or any of our subsidiaries. In addition, no executive officer of Peoples has served on any board of directors or compensation committee of any entity that compensates any member of the Compensation Committee.

         David T. Wesel, who is the son of Joseph H. Wesel, was appointed to the positions of Executive Vice President of Peoples and of Peoples Bank and President of the Peoples Financial Advisors division of Peoples Bank, effective January 1, 2006. Prior to that time, he had served as a Vice President of Peoples Bank and Sales Manager of Peoples Financial Advisors, but was not an executive officer of Peoples or Peoples Bank. During the 2005 fiscal year, David
T. Wesel received compensation in excess of $60,000.

         While Paul T. Theisen is Of Counsel to, and an independent contractor with, the law firm of TheisenBrock, Mr. Theisen has not been a partner, controlling shareholder or executive officer or otherwise been related to or held any interest in TheisenBrock, other than as Of Counsel and an independent contractor (and has not individually performed services for Peoples or any of our subsidiaries), since 1998.

         On January 26, 2005, Peoples Bank purchased real estate and the building located on it from First Settlement Inc., a corporation as to which Wilford D. Dimit is the President and the controlling shareholder. The purchase price for the real estate and building was $400,000 and was determined through an arm's length negotiation. From January 26, 2005 through March 31, 2005, Peoples Bank leased to First Settlement, Inc. space within the building on a month-to-month basis for purposes of continued operation of a restaurant. These lease payments were in the aggregate amount of $2,000. Mr. Dimit sold the restaurant in April 2005. Mr. Dimit resigned from the Compensation Committee effective February 9, 2005 and did not participate in the discussions or deliberations of the Compensation Committee from and after January 26, 2005.

Conclusion
----------

         We have reviewed all components of the compensation of the individuals named in the Summary Compensation Table, including base salary, annual bonus and long-term equity compensation in the form of option grants, accumulated realized and unrealized stock option gains, the dollar value to the individual and cost to Peoples of all perquisites and other personal benefits and the projected payout obligations under change in control scenarios. Based on this review, we find each such individual's total compensation (and, in the case of change in control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive. Furthermore, we believe that the compensation paid to all executive officers is consistent with Peoples' goals and objectives.

Submitted by the Compensation Committee of Peoples' Board of Directors:

Frank L. Christy (Chairman since December 8, 2005); Joseph H. Wesel (member until December 31, 2005 and Chairman until December 8, 2005); Carl L. Baker, Jr.; George W. Broughton (member since August 11, 2005); Robert W. Price; and Paul T. Theisen (member since November 10, 2005).

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Other Compensation
--------------------------------------

         The following table shows, for the last three fiscal years, the cash compensation paid by Peoples and our subsidiaries, as well as other compensation paid or accrued for those years, to each individual who served as Chief Executive Officer of Peoples during the 2005 fiscal year and the four other most highly compensated executive officers of Peoples during the 2005 fiscal year.

                           SUMMARY COMPENSATION TABLE


                                                     Annual Compensation
                                                     -------------------
                                                                                        Long Term
                                                                                       Compensation            All Other
                                                        Salary                           Awards              Compensation
                                                -------------------------              -------------   ---------------------------
                                                                                                       Interest on
                                                                                      Common Shares     Deferred
                                                               Directors'               Underlying      Incentive
      Name and Principal Position        Year   Base Salary     Fees (4)   Bonus (5)    Options (6)     Payment (7)     All Other
      ---------------------------        ----   -----------     --------   ---------  ---------------  -------------    ----------

Robert E. Evans                          2005     $  147,747  $  8,333           -            -        $  1,231         $  21,221(8)
Chairman of the Board and                2004     $  300,000  $ 16,600    $ 24,300        1,238        $  3,253         $  23,141
Chief Executive Officer (1)              2003     $  300,000  $ 16,600           -            -        $  2,843         $  20,822

Mark F. Bradley                          2005     $  214,583         -    $ 60,000        2,970        $    962         $  11,546
President and                            2004     $  169,950  $ 16,850    $  9,007          459        $  1,109         $   7,385
Chief Operating Officer (2)              2003     $  165,000  $ 15,750           -            -             969         $   8,139

Joseph S. Yazombek                       2005     $  195,000         -    $ 47,190        2,388        $  6,379         $  11,083(8)
Executive Vice President/                2004     $  160,680         -    $ 23,299        1,215        $  4,417         $   9,474
Chief Lending Officer                    2003     $  156,000         -           -            -        $  3,860         $   9,429

John W. Conlon                           2005     $ 183,000          -    $ 30,378        1,535        $  2,557         $  10,524(8)
Chief Financial Officer and Treasurer    2004     $ 153,000          -    $ 23,715        1,235        $  2,483         $   6,120
                                         2003     $ 150,000          -           -            -        $  2,170         $   7,083

Carol A. Schneeberger                    2005     $ 160,000          -    $ 37,600        1,903        $ 1,734          $   6,784(8)
Executive Vice President, Operations     2004     $ 151,700          -    $ 15,170          792        $ 1,240          $   6,068
                                         2003     $ 148,000          -           -            -        $ 1,083          $   7,542

David B. Baker                           2005     $ 160,000          -    $ 31,520        1,592        $ 5,612          $   6,400(8)
Executive Vice President (3)             2004     $ 156,060          -    $  8,739          456        $ 4,480          $   6,242
                                         2003     $ 153,000          -           -            -        $ 3,914          $   6,120
---------------------


(1) Mr. Evans served as Chairman of the Board of Peoples from July 2003 until June 15, 2005, and as Chief Executive Officer from 1980 until May 31, 2005. He retired from his position as Chief Executive Officer and as an employee of Peoples on May 31, 2005, but continued to serve as Chairman of the Board and a non-employee director until his death on June 15, 2005. Mr. Evans also served as President of Peoples from 1980 until June 2004.

(2) Mr. Bradley has served as Chief Executive Officer of Peoples since May 31, 2005 and as President since June 2004. He served as Chief Operating Officer from July 2003 until May 31, 2005 and as Executive Vice President and Chief Integration Officer from April 2002 until July 2003.

(3) Mr. Baker served as Executive Vice President of Peoples and Peoples Bank from February 1999 until December 31, 2005 and as President of Peoples Financial Advisors from February 2000 until December 31, 2005. Effective January 1, 2006, Mr. Baker assumed a non-executive role as Senior Financial Advisor of Peoples Financial Advisors.

(4) Represents the aggregate fees received by Mr. Evans (prior to his death) and Mr. Bradley for services rendered as a director of Peoples and our subsidiaries.

(5) Represents incentive bonuses earned under the performance compensation program, and are reported for the fiscal year for which the incentive bonuses were earned. Incentive bonuses are traditionally paid during the first quarter of the following fiscal year; however, executive officers of Peoples are required to defer 25% of their incentive bonus for a period of three years and have the option to defer any remaining incentive compensation until they reach retirement age. The amounts shown include the deferred portion of the incentive bonus earned by each individual: (a) Mr. Evans - $0 in 2005 and $6,075 in 2004;
(b) Mr. Bradley - $15,000 in 2005 and $2,252 in 2004; (c) Mr. Yazombek - $11,798
in 2005 and $5,825 in 2004; (d) Mr. Conlon - $7,595 in 2005 and $5,929 in 2004;
(e) Ms. Schneeberger - $9,400 in 2005 and $3,793 in 2004; and (f) Mr. Baker - $7,880 in 2005 and $2,185 in 2004.
(6) Options are reported for the fiscal year for which they were earned. Options are traditionally granted during the first quarter of the following fiscal year.

(7) Represents the amount of interest accrued during the fiscal year on the cumulative amount of incentive bonus deferred by each individual under the terms of the performance compensation program. Interest is accrued at a rate equal to 50% of Peoples' return on average equity achieved during each calendar year during the deferral period. As of December 31, 2005, interest in the following aggregate amounts had been accrued for the benefit of the named individuals and will be payable in accordance with the terms of the performance compensation program: (a) Mr. Evans - $7,327; (b) Mr. Bradley - $3,040; (c) Mr. Yazombek - $14,656; (d) Mr. Conlon - $7,210; (e) Ms. Schneeberger - $4,057; and (f) Mr.
Baker - $14,006. As of December 31, 2005, the following aggregate amounts of incentive bonus and interest had been accrued for the benefit of the named individuals and will be payable in accordance with the terms of the performance compensation program: (a) Mr. Evans - $0.00; (b) Mr. Bradley - $17,655; (c) Mr. Yazombek - $117,127; (d) Mr. Conlon - $46,948; (e) Ms. Schneeberger - $31,835;
and (f) Mr. Baker - $103,041.

(8) "All Other" for the 2005 fiscal year includes the following contributions by Peoples to the Peoples Bancorp Inc. Retirement Savings Plan on behalf of each of the named individuals to match their pre-tax elective deferral contributions (included under "Salary"): (a) Mr. Evans - $7,118; (b) Mr. Bradley - $8,400; (c) Mr. Yazombek - $7,800; (d) Mr. Conlon - $8,400; (e) Ms. Schneeberger - $6,784; and (f) Mr. Baker - $6,400.


For Mr. Evans, "All Other" also includes for each year the amount of $5,000, which was accrued, pursuant to the terms of the deferred compensation agreement between Mr. Evans and Peoples Bank which is described below under "Deferred Compensation Agreement." On June 9, 2005, the Board of Directors, upon the recommendation of the Compensation Committee, approved the payment of a benefit in the amount of $145,000 under the deferred compensation agreement. As of May 31, 2005, a total of $141,667 had been accrued for his account and the Compensation Committee and the Board of Directors both felt it was appropriate to credit Mr. Evans' account with the full $5,000 annual amount which would have otherwise accrued for his account in the year of his retirement. "All Other" does not include the $145,000 paid to Mr. Evans under the terms of the deferred compensation agreement. In connection with the benefit payment, the deferred compensation agreement was terminated effective June 9, 2005. "All Other" does not include amounts paid to Mr. Evans' spouse under the director retirement plan for the benefit of Mr. Evans, which is described below under "Director Retirement Plan."

"All Other" for the 2005 fiscal year also includes earnings in the amount of $8,184 and $1,022, respectively, for Messrs. Evans and Bradley, accrued during the 2005 fiscal year on the cumulative amount of directors' fees deferred under the terms of the Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries. These earnings represent dividends credited on common shares accrued to Messrs. Evans' and Bradley's accounts. These dividends are converted into a common share equivalent based on the fair market value of a common share as of the first business day of the following calendar quarter and during the 2005 fiscal year, an aggregate of 201 common shares and 37 common shares were accrued, respectively, to Messrs. Evans' and Bradley's accounts. As of August 9, 2005, an aggregate of 14,860 common shares accrued in Mr. Evans' account were distributed as a result of his death. As of December 31, 2005, an aggregate of 1,414 common shares were accrued for Mr. Bradley's account.

"All Other" for the 2005 fiscal year also includes country club dues of $919, $2,124, $3,283 and $2,124, respectively, for
Messrs. Evans, Bradley, Yazombek and Conlon.

Grant of Options
----------------

         Options were granted on February 9, 2006, to each of the individuals named in the Summary Compensation Table (other than Robert E. Evans) based on the individual's performance during the 2005 fiscal year. The following table summarizes information concerning the individual grants of options made to each of the named individuals in respect of the 2005 fiscal year. Peoples has never granted stock appreciation rights.


                                 OPTION GRANTS IN LAST FISCAL YEAR (1)


                              Number of          % of Total
                            Common Shares      Options Granted                              Grant Date
                              Underlying        to Employees   Exercise Price  Expiration     Present
Name                     Options Granted (2)   in Fiscal Year     ($/Share)       Date     Value (3)(4)
----                     -------------------   --------------     ---------       ----     ------------

Robert E. Evans                   -                   -               -             -            -
Mark F. Bradley                 2,970               6.96%          $28.25       2/9/2016      $22,000
Joseph S. Yazombek              2,388               5.60%          $28.25       2/9/2016      $18,000
John W. Conlon                  1,535               3.60%          $28.25       2/9/2016      $11,000
Carol A. Schneeberger           1,903               4.46%          $28.25       2/9/2016      $14,000
David B. Baker                  1,592               3.73%          $28.25       2/9/2016      $12,000
---------------------

     (1) Reflects individual grants of options made to each of the named executive officers in respect of the 2005 fiscal year.

     (2) All options were granted under the 2002 Stock Option Plan, and become exercisable as to 100% of the common shares on the third anniversary of the grant date. If employment with Peoples and its subsidiaries is terminated by reason of death, disability, or retirement in accordance with the standard retirement policies of Peoples or its subsidiaries, vesting is accelerated and the option becomes exercisable in full for a period of 12 months from the date of termination of employment, subject to the stated expiration date of the option. If employment is voluntarily terminated, only those options exercisable on the date of termination remain exercisable and may be exercised for a period of 12 months from the date of termination, subject to the stated expiration date of the option. No option may be exercised after the date of termination if termination is for "cause". In the event of a "change in control" (as defined in the 2002 Stock Option Plan), the options will automatically vest and become exercisable in full.

     (3)  Dollar amounts are reported to the nearest $1,000.

     (4) Option values reflect the Black-Scholes model output for options. The assumptions used in the model were expected volatility of 26.0%, risk-free rate of 4.37%, dividend yield of 2.61% and expected life of
          6.5 years. No adjustments have been made to the model valuation for non-transferability or risk of forfeiture.


Option Exercises and Holdings
-----------------------------

         The following table summarizes information concerning options exercised during, and unexercised options held as of the end of, the 2005 fiscal year by each of the named individuals.


                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND FISCAL YEAR-END OPTION VALUES (1)

                                                            Number of
                            Number of                Common Shares Underlying       Value of Unexercised In-the
                             Common                    Unexercised Options                 Money Options
                             Shares                     at Fiscal Year End (2)         at Fiscal Year End (3)
                           Underlying             ------------------------------- ------------------------------
                             Options         Value
          Name              Exercised      Realized   Exercisable   Unexercisable     Exercisable   Unexercisable
------------------------------------------------------------------------------------ ------------------------------
Robert E. Evans                25,000        $209,451    28,621(4)        -            $163,535           -
Mark F. Bradley                   816        $  8,408    26,139           -            $272,491           -
Joseph S. Yazombek                 -              -      33,042           -            $312,626           -
John W. Conlon                 14,549        $168,308    17,092           -            $136,496           -
Carol A. Schneeberger          12,618        $146,480    19,051           -            $179,788           -
David B. Baker                  3,978        $ 40,821    25,139           -            $460,846           -
    ---------------------


     (1) The information included in this table does not reflect the options granted on February 9, 2006 in respect of the 2005 fiscal year since these options were not outstanding on December 31, 2005.

     (2) These numbers have been adjusted to reflect stock dividends issued by Peoples since the respective grant dates of the options.

     (3) "Value of Unexercised In-the-Money Options at Fiscal Year End" is based upon the fair market value of Peoples' common shares on December 31, 2005 ($28.53) less the exercise price of options that were in the money at the end of the 2005 fiscal year.

     (4) Options granted to Mr. Evans exercisable by the Estate of Robert E. Evans for a period of 1 year from the date of Mr. Evans' retirement on May 31, 2005 as permitted under the terms of the 2002 Plan.


Equity Compensation Plan Information
------------------------------------

         Peoples has five equity compensation plans under which common shares are authorized for issuance to directors, officers or employees in exchange for goods or services:

     o    the 1993 Plan;

     o    the 1995 Plan;

     o    the 1998 Plan;

     o    the 2002 Plan; and

     o the Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the "Director Deferred Compensation Plan").

         The following table summarizes equity compensation plan information for these plans as a group as of December 31, 2005. Each of these plans was approved by the shareholders of Peoples.


                         EQUITY COMPENSATION PLAN TABLE


                                                                                            Number of common shares
                                                                                                   remaining
                                                                                              available for future
                                      Number of common shares                                issuance under equity
                                           to be issued             Weighted-average           compensation plans
                                         upon exercise of           exercise price of       (excluding common shares
                                       outstanding options,       outstanding options,            reflected in
                                        warrants and rights        warrants and rights            column (a))
Plan category                                  (a)                         (b)                        (c)
-------------------------             ---------------------       ---------------------    ---------------------------
Equity compensation plans
approved by shareholders...
                                            531,144 (1)                $20.41 (2)                 311,731 (3)
Equity compensation plans
not approved by
shareholders...............                     --                         --                          --

Total......................                  531,144                    $20.41                     311,731
  ---------------------


(1) Includes 18,949 common shares issuable upon exercise of options granted under the 1993 Plan, 105,045 common shares issuable upon exercise of options granted under the 1995 Plan, 124,744 common shares issuable upon exercise of options granted under the 1998 Plan, 227,094 common shares issuable upon exercise of options granted under the 2002 Plan and 55,312 common shares reflecting common share equivalents attributable to compensation deferred by directors participating in the Director Deferred Compensation Plan and accrued to their respective accounts.

(2) Represents the weighted-average exercise price of options outstanding under the 1993 Plan, the 1995 Plan, the 1998 Plan and the 2002 Plan. The common shares reflecting common share equivalents attributable to compensation deferred by directors participating in the Director Deferred Compensation Plan are not included in this calculation.

(3) Includes 33,423 common shares remaining available for future issuance under the 1998 Plan, 250,851 common shares remaining available for future issuance under the 2002 Plan and 27,457 common shares remaining available for future issuance under the Director Deferred Compensation Plan, in each case excluding the common shares shown in footnote (1). Other than the common shares shown in footnote (1), no further common shares were available for issuance under the 1993 Plan or the 1995 Plan as of December 31, 2005.


Pension Plan

         The following table shows the estimated annual pension benefits payable upon retirement at age 65 on a lifetime annuity basis under the Peoples Bancorp Inc. Retirement Plan, a funded, noncontributory pension plan (the "Pension Plan"), to a covered participant in specified compensation and years of service classifications.


                                                PENSION PLAN TABLE

                                                   Years of Service at Normal Retirement
         Annualized Average
        Monthly Compensation
        --------------------         -----------  -----------  ----------    ----------   -------------
                                          15          20           25            30             35
                                     -----------  -----------  ----------    -----------  -------------
              $125,000                  $31,486      $41,981      $52,476      $ 62,972      $62,972
              $150,000                  $38,611      $51,481      $64,351      $ 77,222      $77,222
              $175,000                  $45,736      $60,981      $76,226      $ 91,472      $91,472
              $200,000                  $52,861      $70,481      $88,101      $105,772     $105,772
              $225,000                  $55,711      $74,281      $92,851      $111,422     $111,422
            and over (1)

         ---------------------

(1) Applicable provisions of the Internal Revenue Code currently limit the amount of annual compensation used to determine plan benefits under a defined benefit pension plan, such as the Pension Plan, and the amount of plan benefits payable annually under such a plan. The Pension Plan is operated in compliance with these provisions.


         Benefits listed in the Pension Plan Table are not subject to deduction for Social Security benefits or other amounts and are computed on a lifetime annuity basis.

         Monthly benefits upon normal retirement (age 65) are based upon 40% of "average monthly compensation" plus 17% of the excess, if any, of "average monthly compensation" over "covered compensation". For purposes of the Pension Plan, "average monthly compensation" is based upon the monthly compensation (including regular salary and wages, overtime pay, bonuses and commissions) of an employee averaged over the five consecutive credited years of service which produce the highest monthly average within the last ten years preceding retirement and "covered compensation" is the average of the 35 years of social security wage bases prior to social security retirement age. As of the end of the 2005 fiscal year, annualized "covered compensation" for Mr. Bradley was $89,700, Mr. Yazombek $75,540, Mr. Conlon $59,772, Ms. Schneeberger $79,512 and Mr. Baker $61,872. 2005 annualized average monthly compensation, to the extent determinable, for purposes of the Pension Plan, for Mr. Bradley was $229,253, Mr. Yazombek $195,941, Mr. Conlon $213,997, Ms. Schneeberger $79,512 and Mr. Baker $61,872. As of the end of the 2005 fiscal year, credited years of service for Mr. Bradley were 14, Mr. Yazombek 22, Mr. Conlon 23, Ms. Schneeberger 29 and Mr. Baker 31.

Deferred Compensation Agreement
-------------------------------

         On November 18, 1976, The Peoples Banking and Trust Company (now known as Peoples Bank, National Association) entered into a deferred compensation agreement with Robert E. Evans, which was subsequently amended on December 26, 1978 and March 22, 1979. Under the deferred compensation agreement, Mr. Evans agreed to serve Peoples Bank as an employee until he reached age 65 or until his earlier retirement, disability or death, and agreed not to engage in activities in competition with Peoples Bank. The deferred compensation agreement provided for the accrual of $5,000 for Mr. Evans' account upon the completion of each year of service to Peoples Bank until he reached normal retirement age (65). Mr. Evans retired from his position as Chief Executive Officer and as an employee of Peoples on May 31, 2005. As of that date, a total of $141,667 had been accrued for Mr. Evans' account, and the Compensation Committee and the Board of Directors both felt it was appropriate to credit Mr. Evans' account with the full $5,000 annual amount in respect of the year of his retirement. On June 9, 2005, the Board of Directors, upon the recommendation of the Compensation Committee, approved the payment of a benefit in the amount of $145,000 under the deferred compensation agreement and the agreement was terminated.

Change in Control Arrangements
------------------------------

         In order to further motivate executive officers to act in the best interests of the shareholders and to remain competitive in its executive compensation package, Peoples offered change in control agreements to executive officers of Peoples and entered into agreements with Robert E. Evans, Mark F. Bradley, David B. Baker, John W. Conlon, Larry E. Holdren and Carol A. Schneeberger during early August 2004.

         During 2005, management changes occurred which impacted those individuals covered by change in control agreements. Mr. Evans' change in control agreement was terminated effective May 31, 2005, concurrent with his retirement. On September 14, 2005, it was announced Mr. Baker would no longer serve as an executive officer of Peoples and Peoples Bank, and would be succeeded by David T. Wesel as an Executive Vice President of Peoples and Peoples Bank, effective January 1, 2006. The change in control agreement with Mr. Baker was terminated on January 1, 2006. On December 8, 2005, the Compensation Committee authorized the execution, on or about January 3, 2006, of a change in control agreement with Mr. Wesel when he became an executive officer. The terms of Mr. Wesel's change in control agreement are the same as those in the change in control agreements entered into in August 2004 with David
B. Baker, John W. Conlon, Larry E. Holdren, and Carol A. Schneeberger.

         Each agreement provides that, if the executive officer is terminated by Peoples or its successors for any reason other than cause (as described below), or by the executive officer for good reason (as described below), within six months prior to or within 24 months after a change in control, Peoples will pay the following benefits:

     o    As to Mark F. Bradley, Peoples will

          o pay to Mr. Bradley, in a lump sum within 30 days following the termination date, an amount equal to two and one-half (2.5) times the amount of Mr. Bradley's base annual compensation; and

          o provide life, medical and dental insurance substantially in the form and expense to Mr. Bradley as received prior to the termination date for a period of 15 months from the date of termination of employment; and

     o As to John W. Conlon, Larry E. Holdren, Carol A. Schneeberger and David T. Wesel, Peoples will

          o pay to the executive officer, in a lump sum within 30 days following the termination date, an amount equal to two (2) times the amount of his or her base annual compensation; and

          o provide life, medical and dental insurance substantially in the form and expense to the executive officer as received prior to the termination date for a period of one year from the date of termination of employment.

         An executive officer's base annual compensation for purposes of his or her change in control agreement is the average annualized compensation paid by Peoples which was includible in the executive officer's gross income prior to any deferred arrangements during the most recent five taxable years ending before the date of the change in control.

         Change in control is defined in the agreements as:

     o the acquisition of beneficial ownership of 25% or more of Peoples' voting securities by a person or entity or group of affiliated persons or entities;

     o the acquisition of all or substantially all of the assets of Peoples by any person or entity or group of affiliated persons or entities;

     o execution of an agreement by Peoples to merge, consolidate or combine with an unaffiliated entity if the Board of Directors of Peoples immediately prior to the transaction will constitute less than the majority of the Board of Directors of the surviving, new or combined entity or less than 75% of the outstanding voting securities of the surviving, new or combined entity will be beneficially owned by the shareholders of Peoples immediately prior to the transaction, and the agreement is not terminated with or without consummation of the transaction;

     o execution of an agreement by Peoples to transfer all or substantially all of its assets other than to a wholly-owned subsidiary and the agreement is not terminated without consummation of the transaction; or

     o a change in the majority of the directors of Peoples to individuals who were not members of the Board of Directors on the date of each agreement and were not nominated by a vote of the Board of Directors which included the affirmative vote of a majority of such members or other individuals so nominated.

         An executive officer will be deemed terminated for cause in the event of gross negligence or neglect of duties; commission of a felony or a gross misdemeanor involving moral turpitude; fraud, disloyalty, dishonesty or willful violation of any law or significant policy of Peoples; or issuance of an order by the banking regulators of Peoples for removal of the executive officer.

         An executive officer will be deemed to have terminated his or her employment for good reason if, without the executive officer's consent:

     o the executive officer is assigned material duties or responsibilities inconsistent with the executive officer's positions, or the executive officer's reporting responsibilities, titles, or offices are reduced other than by reason of termination for cause or by reason of disability, retirement or death;

     o    the executive officer's base salary is reduced;

     o    the executive officer's benefits under any benefit plans are reduced;

     o Peoples failed to obtain the assumption of, or the agreement to perform, the executive officer's agreement by any successor;

     o the executive officer is reassigned to an office location 50 miles or more form the current office location of the executive officer; or

     o the executive officer consents to any relocation and Peoples fails to pay for all reasonable moving expenses and to indemnify the executive officer against any loss realized on the sale of the executive officer's principal residence in connection with any such change of residence.

         If the executive officer receives a change in control benefit, the executive officer is subject to a non-compete agreement under which the executive officer is not permitted to engage in the business of banking, or any other business in which Peoples directly or indirectly engages during the term of the executive officer's agreement in the geographic market of Peoples on the termination date. This period of non-competition will be 15 months for Mark F. Bradley and one year for each of John W. Conlon, Larry E. Holdren, Carol A. Schneeberger and David T. Wesel.

Executive Officer Perquisites
-----------------------------

         Based on business need, on case-by-case basis, the Compensation Committee grants the use of a company-paid automobile and country club membership to selected executive officers to further business development on behalf of Peoples. Personal use of such perquisites is either reimbursed to Peoples or paid by the executive officer. The aggregate incremental cost to Peoples of perquisites and other personal benefits paid to each of the individuals named in the Summary Compensation Table for each of the three years presented did not exceed $10,000.

Other Executive Compensation
----------------------------

         The executive officers participate in the Peoples Bancorp Inc. Retirement Savings Plan on the same basis as all other employees. Peoples "matches" certain employee contributions to the Retirement Savings Plan. The matching amounts for the individuals named in the Summary Compensation Table are included under the caption "All Other Compensation" in that table.

         The executive officers are also eligible to participate in the employee benefit programs maintained by Peoples, including life, medical and dental insurance plans, on the same terms as all other employees.


Directors' Compensation
-----------------------
        Fees

         Each director of Peoples, other than Mark F. Bradley and Robert E. Evans, receives a quarterly cash fee. Effective May 1, 2005, the amount of this quarterly fee was increased from $850 to $1,000 per calendar quarter. In addition, each director, other than Mark F. Bradley and Robert E. Evans, is compensated for each meeting of the Peoples Board of Directors attended. Effective May 1, 2005, this fee was increased from $600 to $1,000 per Board meeting attended.

          Directors are also compensated for each committee meeting they attend. Members of the Executive Committee and the Governance and Nominating Committee receive $100 for each committee meeting of less than 30 minutes attended and $200 for each committee meeting of 30 minutes or more attended. Effective May 1, 2005, the fee for attending Compensation Committee meetings of 30 minutes or more increased from $200 to $500 per meeting while the fee for attending meetings of less than 30 minutes remained at $100 per meeting. The Chairman of the Compensation Committee receives an additional cash fee of $750 per quarter. Effective May 1, 2005, the fee for attending Audit Committee meetings of 30 minutes or more increased from $400 to $500 per meeting while the fee for attending meetings of less than 30 minutes remained at $100 per meeting. The Chairman of the Audit Committee receives an additional cash fee of $1,250 per quarter.

         Each director of Peoples, other than Mark F. Bradley and Robert E. Evans (prior to his death), who also served as a director of Peoples Bank received $600 per calendar quarter and $400 for each regular monthly meeting of the Peoples Bank board of directors attended during the 2005 fiscal year. Mr. Bradley received no compensation as a director of Peoples Bank. Prior to his death, Mr. Evans received no compensation as a director of Peoples Bank except as described in the next paragraph. In addition, each director of Peoples who also served as a Peoples Bank committee member received $100 for each committee meeting of less than 30 minutes attended, or $200 for each committee meeting of 30 minutes or more attended, during the 2005 fiscal year.

         On May 31, 2005, the Board of Directors of Peoples, upon the recommendation of the Compensation Committee, approved the payment of a monthly fee to Robert E. Evans in his capacities as Chairman of the Board of Peoples and of Peoples Bank. The monthly fee approved was $8,333, to be effective June 1, 2005. Mr. Evans was to receive no separate compensation for attending meetings of any committees of either board of directors or for other services provided as a member of either board. Mr. Evans received $8,333 under this arrangement prior to his death.

         In addition to fees received for service to Peoples as a director, Mr. Wolf received $150 for each meeting of the Peoples Bank Kentucky/Huntington Leadership Advisory Board he attended during the 2005 fiscal year.

         Directors who travel a distance of fifty miles or more to attend a board or committee meeting of Peoples or Peoples Bank receive a $50 travel fee. A single travel fee of $50 is paid for multiple meetings occurring on the same day. Directors who stay overnight to attend a meeting are reimbursed the actual cost of overnight accommodations.

         The following table summarizes the aggregate amount of the quarterly fees and meeting fees (including travel fees) paid or payable to each incumbent director and to Robert E. Evans (prior to his death) for service on the Peoples Board of Directors and, if applicable, the board of directors of Peoples Bank or the Peoples Bank Kentucky/Huntington Leadership Advisory Board during the 2005 fiscal year:



                                        Peoples Board Fees                               Peoples Bank Board Fees
                              ----------------------------------------------       -----------------------------------------
                                                         Board and Committee                             Board and Committee
Name                          Quarterly Fees (1)          Meeting Fees (2)          Quarterly Fees       Meeting Fees (2)
----                          ------------------        -------------------         --------------        ----------------

Carl L. Baker, Jr.                $   3,850              $   17,450               $       -                $         -
Mark F. Bradley                   $       -              $        -               $       -                $         -
George W. Broughton               $   3,850              $   16,700               $   2,400                $    15,900
Frank L. Christy                  $   3,850              $   15,600               $       -                $         -
Wilford D. Dimit                  $   3,850              $   14,800               $   2,400                $    15,800
Robert E. Evans (3)               $       -              $        -               $       -                $         -
Richard Ferguson                  $   7,600              $   14,950               $       -                $         -
Robert W. Price                   $   3,850              $   13,250               $       -                $         -
Theodore P. Sauber                $   3,850              $   12,250               $   2,400                $    10,950
Paul T. Theisen                   $   3,850              $   13,450               $   2,400                $    12,800
Joseph H. Wesel                   $   6,100              $   15,400               $   2,400                $    13,700
Thomas J. Wolf                    $   3,850              $   13,700               $       -                $         -
       --------------------


(1) Includes quarterly fee of $1000 paid to each director, $1250 quarterly fee paid to the Chairman of the Audit Committee and $750 quarterly fee paid to the Chairman of the Compensation Committee.

(2)      Includes board and committee meeting attendance and travel fees.

(3) Pursuant to an arrangement effective June 1, 2005, Mr. Evans was paid a monthly fee of $8,33.33 in his capacity as chairman of the Board of Peoples and of Peoples Bank prior to his death. This amount is not included in the table.




         DIRECTOR DEFERRED COMPENSATION PLAN

         Since 1991, Peoples has maintained the Director Deferred Compensation Plan. Voluntary participation in the Director Deferred Compensation Plan enables a director of Peoples, or of one of our subsidiaries, to defer all or a part of his or her directors' fees, including federal income tax thereon. Since January 2, 1998, directors have been permitted to allocate their deferrals between a cash account (earning interest equal to Peoples Bank's three-year CD interest rate) and a stock account (under which common shares are accrued based on the amount deferred and the fair market value of Peoples' common shares on the date of deferral and dividends credited on common shares accrued and converted into a common share equivalent based on the fair market value of a common share on the date the dividends are credited). The only right a participant has with respect to his cash account and/or stock account is to receive distributions upon retirement from service as a director. Distribution of the deferred amounts is made in a lump sum or annual installments, at the election of the director, beginning in the first year in which the person is no longer a director. The stock account will be distributed only in common shares and the cash account will be distributed only in cash.

         OPTION GRANTS

         Pursuant to their respective terms, nonqualified stock options have been automatically granted on an annual basis to non-employee directors of Peoples under the 1993 Plan, the 1995 Plan, the 1998 Plan and the 2002 Plan. No options have been granted to non-employee directors under the 1993 Plan since April 10, 1997; under the 1995 Plan since April 15, 1999; or under the 1998 Plan since March 10, 2000. Options granted under the 1993 Plan, the 1995 Plan, 1998 Plan and the 2002 Plan have an exercise price equal to 100% of the fair market value of the underlying common shares on the date of grant and a ten-year term.

         Under the 1993 Plan, if a non-employee director ceases to be a director for reasons other than his death, his options may be exercised for a period of three months, subject to their stated term. If a non-employee director dies, his options may be exercised for a period of one year following the date of death, subject to their stated term.

         Under the 1995 Plan and the 1998 Plan, if a non-employee director ceases to be a director for any reason other than his death or for "cause," his options may be exercised in full until the expiration of the term of the options. However, if the former non-employee director dies prior to the expiration of the term of his options, those options may only be exercised for a period of two years following his death, subject to the stated term of the options. If a non-employee director ceases to be a director for cause, his options will immediately terminate.

         Pursuant to the terms of the 2002 Plan, each individual then serving as a non-employee director receives an annual grant, on the date of each annual meeting of shareholders of Peoples, of options to purchase 1,155 common shares (as adjusted for the 10% stock dividend issued on June 28, 2002 and the 5% stock dividend issued on August 29, 2003 and as may be further adjusted for future changes in the capitalization of Peoples). All options become 100% exercisable on the first anniversary of the grant date. Under the 2002 Plan, if a non-employee director ceases to be a director due to death, disability (with at least three years service), or retirement (with at least five years of service), his options immediately vest and may be exercised until the earlier of 12 months after ceasing to so serve or the expiration date of the options. If a non-employee director voluntarily ceases service as a director, only those options exercisable on the date of termination may be exercised during the period described in the preceding sentence. If a non-employee director ceases to be a director for cause, his options will terminate immediately.

         DIRECTOR RETIREMENT PLAN

         On June 9, 2005, the Board of Directors of Peoples, upon the recommendation of the Compensation Committee, approved a director retirement plan for the benefit of Robert E. Evans in recognition of his 35 years of service with the organization and his direct responsibility for its substantial success and growth. The director retirement plan was intended to provide Mr. Evans with a monthly benefit for life, commencing July 1, 2005, and, if she survived him, a reduced monthly benefit for Mr. Evans' spouse for her life. Mr. Evans passed away before any monthly benefits were paid to him under the director retirement plan. The monthly benefit to be paid to Mr. Evans' spouse generally increases each year and was $662 for the 2005 calendar year and will be $728 for the 2006 calendar year. During 2005, six payments were made to Mr. Evans' spouse under the plan.

         OTHER BENEFITS

         The directors are also eligible to participate in the employee benefit programs maintained by Peoples, including life, medical and dental insurance plans, on the same terms as all employees.

                                PERFORMANCE GRAPH

         The following line graph compares the yearly percentage change in Peoples' cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of Peoples' common shares at the end and the beginning of the measurement period; by (ii) the price of Peoples' common shares at the beginning of the measurement period) against the cumulative return for an index comprised of all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small Cap Market ("NASDAQ Stocks (U.S. Companies)"), and an index comprised of all depository institutions (SIC Code #602) and depository institutions holding companies (SIC Code #671) that are traded on the NASDAQ National Market and the NASDAQ Small Cap Market ("NASDAQ Bank Stocks") for the five-year period ended December 31, 2005.


                      [ACTUAL NUMBERS PLOTTED ON A GRAPH]



                 Peoples           NASDAQ STOCK
    Year Ended   Bancorp Inc.    (U.S. Companies)  NASDAQ Bank Stocks
    ----------   ------------    ----------------  ------------------
    12/31/2000     $100.00          $100.00             $100.00
    12/31/2001     $141.13          $ 79.32             $108.27
    12/31/2002     $221.61          $ 54.84             $110.84
    12/31/2003     $274.99          $ 81.99             $142.58
    12/31/2004     $262.45          $ 89.23             $163.17
    12/31/2005     $280.81          $ 91.12             $159.40


Notes:
          1.   Total return assumes reinvestment of dividends.
          2.   Fiscal year ending December 31.
          3. Return based on $100 invested on December 31, 2000, in Peoples' common shares, an index for NASDAQ Stocks (U. S. Companies), and an index for NASDAQ Bank Stocks.

                               PROPOSAL NUMBER 2:
                        APPROVAL OF PEOPLES BANCORP INC.
                                2006 EQUITY PLAN

General
-------

         Upon recommendation by the Compensation Committee, on February 9, 2006, the Board of Directors adopted the Peoples Bancorp Inc. 2006 Equity Plan (the "2006 Plan"), subject to approval by the shareholders of Peoples. The 2006 Plan authorizes the grant or award of (i) Incentive Stock Options; (ii) Nonqualified Stock Options (and together with Incentive Stock Options, the "Options"); (iii) stock appreciation rights ("SARs"); (iv) Restricted Stock; (v) Restricted Performance Stock; (vi) unrestricted Company Stock; and (vii) Performance Units (collectively, the "Awards").

         Peoples currently has options outstanding under the 1993 Plan, the 1995 Plan, the 1998 Plan and the 2002 Plan (collectively, the "Predecessor Plans"). No common shares of Peoples ("Company Stock") are available for grant under the 1993 Plan and the 1995 Plan, which have been exhausted and terminated. As of February 13, 2006, (i) options covering _________ shares of Company Stock remained outstanding under the 1993 Plan; (ii) options covering ________ shares of Company Stock remained outstanding under the 1995 Plan; (iii) options covering __________ shares of Company Stock remained outstanding under the 1998 Plan; leaving _____ shares of Company Stock available for new awards under the 1998 Plan, and (iv) options covering _____ shares of Company Stock remained outstanding under the 2002 Plan, leaving _______ shares of Company Stock available for new awards under the 2002 Plan. All aforementioned options covering common shares have been adjusted for the 10 % stock dividend issued on June 28, 2002 and the 5% stock dividend issued on August 29, 2003 and may be subject to further adjustment for future changes in the capitalization of Peoples.

         The Board of Directors believes it is desirable to continue to have equity-based awards available to be used to recruit new individuals to become employees, or advisors or to serve as directors, and for incentive purposes, where necessary. The 2006 Plan will make shares of Company Stock available for a variety of awards, allowing Peoples to choose the incentives most appropriate to individual circumstances and most likely to benefit Peoples and its shareholders. The 2006 Plan should address the need for equity-based incentive compensation for a number of years.

         The following summary of the material provisions of the 2006 Plan is qualified in its entirety by reference to the specific provisions of the 2006 Plan, the full text of which is attached to this Proxy Statement as Appendix A. All capitalized terms which are not defined in this summary are defined in the 2006 Plan.

Purpose
-------

         The purpose of the 2006 Plan is to provide financial incentives for selected Employees, Advisors and Non-Employee Directors, thereby promoting the long-term growth and financial success of Peoples by (i) attracting and retaining Employees, Advisors and Non-Employee Directors of outstanding ability,
(ii) strengthening Peoples' capability to develop, maintain, and direct a competent management team, (iii) providing an effective means for selected Employees, Advisors and Non-Employee Directors to acquire and maintain ownership of Company Stock, (iv) motivating Employees to achieve long-range performance goals and objectives, and (v) providing incentive compensation opportunities competitive with peer financial institution holding companies.

Effective Date and Expiration of the 2006 Plan
----------------------------------------------

         The 2006 Plan will be effective upon its approval by the shareholders of Peoples. Unless earlier terminated by the Board of Directors, the 2006 Plan will terminate on the tenth anniversary of its effective date. No Award may be made pursuant to the 2006 Plan after its termination date, but Awards made prior to the termination date may extend beyond that date. In addition, no Incentive Stock Options may be granted after February 8, 2016.

Administration of the 2006 Plan
-------------------------------

         The 2006 Plan is administered by the Compensation Committee (the "Committee") which has the authority to grant Awards to Employees, Advisors and Non-Employee Directors who are members of the board of directors of a subsidiary of Peoples but are not also members of Peoples' Board of Directors ("Subsidiary Directors"). The Board of Directors has the authority to grant Awards to Non-Employee Directors who are members of Peoples' Board of Directors ("Company Directors" and together with the Subsidiary Directors, "Non-Employee Directors"). The Committee, or the Board of Directors, as the case may be, has the full power and authority to interpret and administer the 2006 Plan and to establish and amend rules and regulations for its administration. Any action or decision by the Board of Directors or the Committee shall be final, binding and conclusive with respect to the interpretation of the 2006 Plan and any Award made under it.

         More specifically, the Committee or the Board of Directors has the authority, in its discretion:

     o to determine those Employees, Advisors and Non-Employee Directors who will receive an Award; the timing of Awards; the vesting schedule for each Award; and the type of Award to be granted, the number of shares of Company Stock to be subject to each Option and Restricted Stock Award, the value of each Performance Unit and all other terms and conditions of any Award;

     o to determine and set forth in an award agreement the terms of each Award, including those terms, restrictions, and provisions necessary to cause certain Options to qualify as Incentive Stock Options;

     o to correct any defect or supply any omission or reconcile any inconsistency in the 2006 Plan or in any award agreement; and

     o to accelerate (i) the date on which any Option or SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a performance period under a Performance Unit Award, if the Committee or the Board of Directors, as applicable, determines that to do so will be in the best interests of Peoples and the participants in the 2006 Plan.

All Awards (i) are subject to the terms and conditions of the 2006 Plan and to such other terms and conditions determined in the sole discretion of the Committee or Board of Directors, as applicable, (ii) need not be uniform among all participants who receive an Award, whether or not similarly situated, (iii) may be granted under two or more provisions of the 2006 Plan, (iv) may be combined in one award agreement, and (v) may contain any combination of Awards granted at one time and on more than one occasion to the same Employee, Advisor or Non-Employee Director.

Eligibility and Participation
-----------------------------

         All Employees, Advisors and Non-Employee Directors are eligible to participate in the 2006 Plan. For purposes of the 2006 Plan, an "Employee" means an individual who is a common law employee of Peoples or any of our subsidiaries and an "Advisor" is an advisor who renders bona fide services to Peoples and/or one or more of our subsidiaries as an advisory or marketing board member and who is neither an Employee nor a Non-Employee Director, which services are not provided in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for Peoples' securities.

         Employees may be granted Incentive Stock Options. Employees, Advisors, and Non-Employee Directors may be granted Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock and Performance Units.

         As of the date of this proxy statement, no determination has been made regarding the identity of the individuals to whom Awards may be granted. Peoples estimates that approximately _____ of its employees and employees of our current subsidiaries will be eligible to receive Awards, including the executive officers of Peoples named in the Summary Compensation Table on page 24. In addition, following the election of four directors at the Annual Meeting, there will be 10 Non-Employee Directors eligible to receive Awards as Company Directors. As of the date of this proxy statement, there were 5 Non-Employee Directors who qualified as Subsidiary Directors. Peoples is unable to reasonably estimate the number of Advisors who will be eligible to receive Awards.

         The table included under "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS - Grant of Options" at page ___ shows the options granted under the 2002 Plan to the named individuals during the 2005 fiscal year. During the 2005 fiscal year, options covering an aggregate of _____ shares of Company Stock were granted to all current executive officers of Peoples as a group; while options covering an aggregate of _____ shares of Company Stock were granted to all employees, including all current officers who are not executive officers, as a group. As discussed under "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS - Directors' Compensation - Option Grants", pursuant to the terms of the 2002 Plan, each individual then serving as a Company Director receives an annual grant, on the date of each annual meeting of shareholders of Peoples, of options to purchase 1,155 shares of Company Stock (as adjusted for the 10% stock dividend issued on June 28, 2002 and the 5% stock dividend issued on August 29, 2003 and as may be further adjusted for future changes in the capitalization of Peoples). During the 2005 fiscal year, options covering an aggregate of ______ shares of Company Stock were granted to all current Company Directors who are not executive officers as a group.

         Because Awards will be granted by the Committee to all participants other than Company Directors, and by the Board of Directors to Company Directors, based on a subjective determination of the relative current and future contribution that each individual has made or may make to the long-term welfare of Peoples and our subsidiaries, past awards under the 1993 Plan, the 1995 Plan, the 1998 Plan and/or the 2002 Plan may not be reflective of future Awards.

Common Shares Available Under the 2006 Plan
-------------------------------------------

         Subject to certain adjustments as described below under "Adjustments," the maximum number of shares of Company Stock that may be issued to participants as Awards will be equal to 500,000 (the "Share Authorization") and may consist of (i) shares of Company Stock previously issued and outstanding and reacquired by Peoples or (ii) authorized but unissued shares of Company Stock not reserved for any other purpose.

         The following shares of Company Stock will not be counted against the aforementioned Share Authorization:

     o the number of shares of Company Stock that are subject to an Option or any other Award which is equal to the number of shares of Company Stock tendered by a participant to Peoples in payment of the option price or exercise price of such Option or other Award, as applicable;

     o the shares of Company Stock subject to an Award which for any reason terminates by expiration, forfeiture, cancellation or otherwise without having been exercised or paid;

     o the shares of Company Stock withheld from any Award to satisfy a participant's tax withholding obligation or, if applicable, to pay the option price or exercise price of an Option or any other Award;

     o if a SAR is settled in whole or in part by the issuance of shares of Company Stock, the number of shares of Company Stock which represents the difference between (a) the number of shares of Company Stock which remain subject to such SAR on the date of such settlement and (b) the number of shares of Company Stock actually issued upon settlement of such SAR; or

     o the number of shares of Company Stock subject to an Option which is equal to the number of shares of Company Stock acquired by Peoples on the open market using the cash proceeds received by it from the exercise of such Option; provided, however, that such Company Stock shall in no event be greater than the number which is determined by dividing (a) the amount of cash proceeds received by Peoples from the participant upon the exercise of such Option by (b) the fair market value of a share of Company Stock on the date of exercise of such Option.

         If the 2006 Plan is approved by Peoples' shareholders at the Annual Meeting, no further awards will be made under either of the 1998 Plan or the 2002 Plan and awards outstanding under the Predecessor Plans will remain in effect in accordance with their respective terms.

Limitation on Awards
--------------------

         In addition to the overall Share Authorization under the 2006 Plan, the maximum number of shares of Company Stock for which Options or SARs may be granted to any participant in any one fiscal year is 500,000, subject to adjustment under the terms of the 2006 Plan as described below under "Adjustment." The maximum aggregate dollar value of, and the maximum number of shares of Company Stock subject to, Restricted Stock and Performance Units awarded to any Employee or Advisor with respect to a performance period or restriction period may not exceed $500,000 and 500,000 (subject to adjustment under the terms of the 2006 Plan as described below under "Adjustment") for each fiscal year included in such performance period or restriction period.

Options
-------

         Nonqualified Stock Options may be granted to any participant under the 2006 Plan. However, Incentive Stock Options may be granted only to Employees of Peoples or of any parent or subsidiary corporation as permitted under the applicable provisions of the Internal Revenue Code. Additionally, grants of Incentive Stock Options will be subject to the restrictions and conditions set forth in the relevant sections of the Internal Revenue Code, including the $100,000 limitation on Incentive Stock Options first becoming exercisable in a calendar year and limitations for employees possessing more than 10% of the total combined voting power of all classes of stock of Peoples or of its parent or subsidiary corporation.

         Options may be granted for terms of up to, but not exceeding, ten years from the date of grant. Each Option grant is to be evidenced by an award agreement that specifies whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, the exercise price of the Option, the duration of the Option, the number of shares of Company Stock to which the Option pertains, the conditions upon which the Option will vest and become exercisable, and such other provisions as the Committee or the Board of Directors determines.

         The Committee or the Board of Directors, as applicable, will determine the exercise price of each Option; however, the exercise price must be at least equal to 100% of the fair market value of the underlying Company Stock as determined on the grant date. For purposes of the 2006 Plan, the "fair market value" of a share of Company Stock on a particular date will generally be the closing price of a share of Company Stock on that particular date on NASDAQ (the "fair market value"). On February 13, 2006, the fair market value of a share of Company Stock was $27.94. The Committee or the Board of Directors may not amend, regrant, or take any action that has the effect of "repricing" an Option under applicable NASDAQ Rules.

         Once an Option vests, the Option may be exercised at any time during the term of the Option in such manner as specified in the award agreement and upon proper notice to Peoples as specified in the 2006 Plan, but only if as provided in the 2006 Plan, a participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an Employee, Advisor, or Non-Employee Director. The exercise price of any Option must be paid in full at the time of exercise
(i) in cash; (ii) in previously acquired shares of Company Stock having a fair market value equal to the exercise price on the date of exercise (or the immediately preceding date if the date of exercise is not a trading day); (iii) in a combination of cash and shares; or (iv) by a cashless (broker-assisted) exercise.

         The exercise price must be fully paid before Peoples will issue or transfer the designated shares of Company Stock. A participant has no shareholder rights with respect to the shares of Company Stock covered by the Option grant until the issuance of such shares to the participant.

         Notwithstanding the foregoing, the Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of performance goals. After the Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related award agreement. Subject to the terms of the 2006 Plan, the duration of each Option may not be more than ten years from the date of grant.

         During the period in which the 2006 Plan remains in effect, the maximum aggregate number of shares of Company Stock which may be subject to options granted in any one fiscal year to any one participant will be 500,000, subject to adjustment as described below under "Adjustments."

Stock Appreciation Rights (SARs)
--------------------------------

         The Committee may award SARs to any participant under the 2006 Plan other than Company Directors. The Board of Directors has the authority to grant SARs to Company Directors. A SAR represents the right to receive payment of an amount equal to (i) the amount by which the fair market value of one share of Company Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the exercise price multiplied by (ii) the number of shares of Company Stock covered by the SAR.

         An award of a SAR granted under the 2006 Plan will be subject to the terms and conditions prescribed by the Committee or the Board of Directors in an award agreement, which will specify the grant price, the term of the SAR and such other provisions as the Committee or the Board of Directors determines. The shares must be valued at their fair market value on the date of exercise. The Committee may prescribe conditions and limitations on the exercise of any SAR. At the discretion of the Committee or the Board of Directors, the payment upon SAR exercise may be made in cash, shares of Company Stock or a combination thereof, or in any other manner set forth in the award agreement. Each SAR will expire on a date set by the Committee or the Board of Directors at the time of the grant. A SAR is exercisable only by written notice to the Chief Financial Officer of Peoples or the Secretary of the Committee, or his or her designee. To the extent not previously exercised, all SARs will automatically be exercised on the last trading day prior to their expiration, so long as the fair market value of a share of Company Stock exceeds the exercise price, but not if the participant gives proper and timely notice to the contrary to Peoples.

         During the period in which the 2006 Plan remains in effect, the maximum aggregate number of shares of Company Stock which may be subject to SARs granted in any one fiscal year to any one participant will be 500,000, subject to adjustment as described below under "Adjustments."

Restricted Stock and Restricted Performance Stock
-------------------------------------------------

         The Committee may award Restricted Stock and/or Restricted Performance Stock to any participant under the 2006 Plan other than Company Directors. The Board of Directors has the authority to grant Restricted Stock and/or Restricted Performance Stock to Company Directors.

         An award of Restricted Stock granted under the 2006 Plan will be subject to the terms and conditions prescribed by the Committee or the Board of Directors in an award agreement. Each award agreement will specify the period(s) of restriction, the number of shares of Common Stock covered by the Restricted Stock Award, and such other provisions as the Committee or the Board of Directors determines. Among other things, the Committee or the Board of Directors may impose different restriction periods for each Restricted Stock Award or conditions upon the Award including the attainment of performance goals (making the Award a grant of Restricted Performance Stock).

         Unless otherwise determined by the Committee or the Board of Directors and set forth in a participant's award agreement, the participant will be entitled to receive dividends during the restriction period, will have the right to vote such Restricted Stock and will have all other shareholder rights, with the exception that (i) if any dividends are paid in shares of Company Stock, those shares will be subject to the same restrictions as the shares of Restricted Stock with respect to which they were issued, (ii) the participant will not be entitled to delivery of any stock certificate evidencing the Company Stock underlying the Restricted Stock Award during the restriction period, (iii) Peoples will retain custody of the Restricted Stock during the restriction period, and (iv) a breach of a restriction or a breach of the terms and conditions established by the Committee or the Board of Directors pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award.

         Under the 2006 Plan, the term "Restricted Performance Stock" means Company Stock subject to performance goals and grants of Restricted Performance Stock are subject to the same terms and conditions specified for grants of Restricted Stock.

         During the period in which the 2006 Plan remains in effect, the maximum aggregate dollar value of, and the maximum number of shares of Company Stock which may be subject to Restricted Stock or Restricted Performance Stock granted in any one fiscal year to any one participant will be $500,000 and 500,000 (subject to adjustment as described below under "Adjustment"), respectively.

Unrestricted Company Stock
--------------------------

         The Committee may grant unrestricted Company Stock to any participant under the 2006 Plan other than Company Directors on such terms and conditions as the Committee determines, as evidenced by an award agreement. The Board of Directors has the same authority to grant unrestricted Company Stock to Company Directors.

Performance Units
-----------------

         The Committee may grant Performance Units to any participant under the 2006 Plan other than Company Directors. The Board of Directors has the same authority to grant Performance Units to Company Directors.

         Each Performance Unit represents the right of a participant to receive an amount equal to the value of the Performance Unit, established by the Committee or the Board of Directors at the time the Award is granted. The Committee or the Board of Directors will determine the maximum dollar value of each Performance Unit and, in the discretion of the Committee or the Board of Directors, the measure of a Performance Unit may be equal to the fair market value of one share of Company Stock.

         In each award agreement, the Committee or the Board of Directors will establish (i) the performance period during which performance will be measured and (ii) the performance goals for a participant for a particular performance period based upon various performance measures (described below under "General Performance Goals"). Further, the Committee or the Board of Directors will set performance goals in its discretion which will, depending on the extent to which they are met, determine the value and/or number of Performance Units that will be paid out to the participant.

         After the applicable performance period has ended, the holder of Performance Units will be entitled to receive payout on the value and number of Performance Units earned during such performance period to the extent performance goals have been met. In determining the number of Performance Units to be granted to any participant, the Committee or the Board of Directors will take into account the participant's responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate. Awards may be paid in cash or shares of Company Stock, or any combination thereof, as determined by the Committee or the Board of Directors. Payment may be made in a lump sum or in installments and will be subject to such other terms and conditions as will be determined by the Committee or the Board of Directors.

         During the period in which the 2006 Plan remains in effect, the maximum aggregate dollar value of, and the maximum number of shares of Company Stock which may be subject to, Performance Units granted in any one fiscal year to any one participant will be $500,000 and 500,000 (subject to adjustment as described below under "Adjustment"), respectively.

General Performance Goals
-------------------------

         The performance goals, upon which the payment or vesting of an Award to any Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code may be based, will be limited to the following performance measures: (i) earnings per share (actual or targeted growth); (ii) net income after capital costs; (iii) net income (before or after taxes); (iv) return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity);
(v) efficiency ratio; (vi) full-time equivalency control; (vii) stock price (including, but not limited to, growth measures and total shareholder return);
(viii) noninterest income compared to net interest income ratio; (ix) expense targets; (x) operating efficiency; (xi) economic value added or EVA(R); (xii) credit quality measures; (xiii) customer satisfaction measures; (xiv) loan growth; (xv) deposit growth; (xvi) net interest margin; (xvii) fee income; and (xviii) operating expense. For Awards not intended to comply with Section 162(m) of the Internal Revenue Code, the Committee or the Board of Directors may establish performance goals based upon the above enumerated list of performance measures or upon any other performance the Committee or the Board of Directors deems appropriate.

         In either case, the Committee or the Board of Directors must establish performance goals in writing for each performance period no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the expiration of 25% of the performance period. Except as otherwise provided in the 2006 Plan or an award agreement, as of the end of each performance period, the Committee or the Board of Directors must certify in writing the extent to which a participant has or has not met the participant's performance goal. To the extent permitted under Section 162(m) of the Internal Revenue Code, if applicable, the Committee or the Board of Directors may disregard or offset the effect of any special charges or gains or cumulative effect of an accounting change in determining the attainment of performance goals.

         Additionally, to the extent permitted by the Internal Revenue Code, if applicable, the Committee or the Board of Directors must make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting Company Stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change and (ii) similar adjustments to any portion of performance criteria that is not based on Company Stock but which is affected by an event having an effect similar to those just described.

         Furthermore, any performance measure in the above enumerated list may be used to measure performance with respect to solely Peoples and/or a subsidiary, or relatively between Peoples and/or any subsidiary and one or more unrelated entities. In addition, the Committee or the Board of Directors can apply different performance measures (i) to different participants or groups of participants, and (ii) to results achieved by solely Peoples or any subsidiary, a combination of the two, or any combination of business units within the two.

Change in Control
-----------------

         Under the 2006 Plan, "change in control" means a change in the ownership or effective control of Peoples or in the ownership of a substantial portion of the assets of Peoples (within the meaning of Section 409A of the Internal Revenue Code).

         In the event of a change in control where the surviving entity is not Peoples and the surviving entity (the "Acquiror") does not honor or substitute equivalent Awards for outstanding grants of Options, SARs, Restricted Stock, Restricted Performance Stock, or Performance Units, all such Awards will become immediately and fully exercisable or in the case of Restricted Stock, become fully vested and all restrictions will immediately lapse. In the case of Restricted Performance Stock and Performance Units, all outstanding Awards will be deemed to have been fully earned at the maximum payout based on target performance being attained as of the effective date of the change in control. Additionally, the Board of Directors or its designee may, in its sole discretion, provide for a cash payment to be made to each participant for the outstanding Options, Restricted Stock, Restricted Performance Stock, SARs or Performance Units upon the consummation of the change in control, determined on the basis of the fair market value that would be received in such change in control by the holders of Peoples' securities relating to such Awards. Notwithstanding the foregoing, any Option intended to be an Incentive Stock Option under Section 422 of the Internal Revenue Code will be adjusted in a manner to preserve such status.

         In the event of a change in control where Peoples is the surviving entity, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates, then all such Awards or substitutes will remain outstanding and be governed by their respective terms and the provisions of the 2006 Plan. In such change in control scenario:

     o if a participant terminates without cause within 24 months following the change in control, and Peoples is the surviving corporation or the Acquiror assumes the outstanding Awards, then all of the participant's outstanding Options, SARs, Restricted Stock, Restricted Performance Stock, or Performance Units will become immediately and fully exercisable or, in the case of Restricted Stock, become immediately and fully vested. In the case of Restricted Performance Stock and Performance Units, all of the participant's outstanding Awards will be deemed to have been fully earned at the maximum payout based on target performance being attained. In the case of outstanding Options or SARs, the participant may exercise these Options or SARs at any time within one year after such termination, except that an Option or SAR will not be exercisable on any date beyond the expiration date of such Option or SAR or, (i) if the participant is eligible for retirement on the date of such termination or (ii) dies after such termination, the exercise of all outstanding Options or SARs must be in accordance with the 2006 Plan's general termination provisions related to retirement (as further described below in "Termination"); and

     o if a participant is terminated for cause within 24 months following such change in control and Peoples is the surviving corporation or the Acquiror assumes the outstanding Awards, then any Options or SARs of such participant will expire, any non-vested Restricted Stock, Restricted Performance Stock or Performance Units will be forfeited, and any rights under such Awards will terminate immediately.

         Subject to all of the foregoing conditions, any outstanding Option or SAR that vests in accordance with a change in control will be governed by the 2006 Plan's general termination provisions (see "Termination" below). Furthermore, Peoples does not have the power to amend or terminate any provision regarding change in control if any such amendment or termination would adversely affect the rights of any participant under the 2006 Plan.

Tax Withholding
---------------

         Peoples has the power and the right to deduct or withhold, or require a participant to remit to Peoples, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the 2006 Plan.

         With respect to withholding required upon any taxable event arising as a result of an Award granted under the 2006 Plan, a participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having Peoples withhold shares of Company Stock having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections will be irrevocable, made in writing and signed by the participant, and will be subject to any restrictions or limitations that the Committee or the Board of Directors, in its sole discretion, deems appropriate.

Termination
-----------

         Subject to the 2006 Plan and individual award agreements, the following summarizes the effect of various termination events on Awards to participants:

     o Termination due to death, disability or retirement: All outstanding Awards will become fully vested and, if applicable, exercisable;

     o Termination due to any reason other than death, disability or retirement: Any unvested or unexercisable Awards on the date of termination will immediately terminate and be of no further force and effect;

     o Termination for any reason other than death, disability, discharge for cause, or retirement: Any outstanding Options or SARs may be exercised at any time within three months after such termination up to the number of shares of Company Stock covered by such Options or SARs which are exercisable at the date of such termination; provided, however, that no Option or SAR will be exercisable on any date beyond the expiration date of such Option or SAR;

     o Termination for cause: Any Options or SARs, whether or not then exercisable, will expire and any rights thereunder will terminate immediately, and any non-vested Restricted Stock Awards will immediately be forfeited and any rights thereunder will terminate;

     o Termination due to death: Any Options or SARs then exercisable may be exercised by the participant's personal representative at any time before the earlier of (i) one year after the participant's death or
          (ii) the expiration date of the Award;

     o Termination due to disability or retirement: Any Options or SARs then exercisable may be exercised by the participant at any time before the earlier of (i) one year after the date of termination or (ii) the expiration date of the Award; provided, however, that an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of
          Section 422 of the Internal Revenue Code;

     o Termination due to retirement, but death prior to the exercise of all of the participant's outstanding Options or SARs: Such Options or SARs may be exercised by the Participant's personal representative at any time before the earlier of (i) one year after the participant's death or (ii) the expiration date of the Award; provided, however, that, an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code;

     o    Termination at any time during an applicable performance period:
          Awards of Performance Units will terminate for all purposes, except as may otherwise be determined by the Committee or the Board of Directors; and

     o Termination at any time following the end of an applicable performance period, but prior to full payment: Awards of Performance Units will terminate.

Adjustments
-----------

         In the event of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of Peoples, appropriate adjustments may be made by the Committee or the Board of Directors, as the case may be, (or if Peoples is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the 2006 Plan, and the number and kind of shares and the Option price per share subject to outstanding Options or which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Company Stock Awards.

         Subject to the 2006 Plan, appropriate adjustments may also be made by the Committee or the Board of Directors, as the case may be, in the terms of any Awards to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Any such adjustments made by the Committee or the Board of Directors will be conclusive and binding for all purposes under the 2006 Plan.

Amendment, Suspension, and Termination of the 2006 Plan
-------------------------------------------------------

         The Board of Directors, in its discretion, may suspend or terminate the 2006 Plan or any portion of the 2006 Plan at any time and may amend the 2006 Plan from time to time as needed (i) in order that any Awards thereunder shall conform to any change in applicable laws or regulations, or (ii) in any respect deemed by the Board of Directors to be in the best interests of Peoples.

         Without shareholder approval, no amendment may: (i) increase the number of shares of Company Stock which may be issued under the 2006 Plan (except as provided above in "Adjustments"); (ii) expand the types of awards available to participants under the 2006 Plan; (iii) materially expand the class of Employees and/or Advisors eligible to participate in the 2006 Plan; (iv) materially change the method of determining the exercise price of Options; (v) delete or limit the provision prohibiting the repricing of Options; or (vi) extend the termination date of the 2006 Plan. Additionally, to the extent that shareholder approval is required to satisfy applicable law, regulation or any securities stock exchange, market or other quotation system on or through which the Company Stock is listed or traded, such amendment may not be made without the requisite approval.

         No termination, amendment or suspension of the 2006 Plan by the Board of Directors may adversely affect in any material way any outstanding Awards without the consent of the affected participant. Further, the Committee may amend or modify any outstanding Options, SARs, Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the 2006 Plan has provided the initial authority to the Committee to grant such Awards as so modified or amended.

         Subject to the above conditions, the Board of Directors can amend the 2006 Plan and any award agreements without any additional consideration to affected participants to the extent necessary to comply with, or avoid penalties under, Section 409A of the Internal Revenue Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.

U.S. Federal Income Tax Consequences
------------------------------------

         The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the 2006 Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income or employment tax laws.

         SECTION 409A OF THE INTERNAL REVENUE CODE

         In 2004, the Internal Revenue Code was amended to add Section 409A, which creates new rules for amounts deferred under "nonqualified deferred compensation plans." Section 409A includes a broad definition of nonqualified deferred compensation plans which may apply to various types of Awards granted under the 2006 Plan. The proceeds of any grant that is subject to Section 409A are subject to a 20% excise tax if those proceeds are distributed before the recipient separates from service or before the occurrence of other specified events, such as death, disability or a change of control, all as defined in
Section 409A. The Internal Revenue Service (the "IRS") has not finalized regulations describing the effect of Section 409A on the types of Awards issuable pursuant to the 2006 Plan. The Committee intends to administer the 2006 Plan to avoid or minimize the effect of Section 409A and, if necessary, will amend the 2006 Plan to comply with Section 409A before December 31, 2006 (or a later date specified by the IRS).

         INCENTIVE STOCK OPTIONS

         Incentive Stock Options are intended to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize any income when an Incentive Stock Option is granted or exercised and Peoples will not receive a deduction at either of those times. Also, Incentive Stock Options are not subject to employment taxes.

         If a participant acquires Company Stock by exercising an Incentive Stock Option and continues to hold that Company Stock for one year or, if longer, until the second anniversary of the grant date (each of these periods is called an "ISO Holding Period"), the amount the participant receives when he or she disposes of the Company Stock minus the exercise price will be taxable at long-term capital gain or loss rates (this is referred to as a "qualifying disposition"), depending on whether the amount the participant receives when he or she disposes of the Company Stock is larger or smaller than the exercise price he or she paid. Upon a qualifying disposition, Peoples is not entitled to a deduction.

         If a participant disposes of the Company Stock before the end of either ISO Holding Period (this is referred to as a "disqualifying disposition"), the participant will recognize compensation income equal to the excess, if any, of
(1) the fair market value of the Company Stock on the date the Incentive Stock Option was exercised, or, if less, the amount received on the disposition, over
(2) the exercise price. Peoples will be entitled to a deduction equal to the income that the participant recognizes. The participant's additional gain will be taxable at long-term or short-term capital gain rates (depending on whether he or she held the Company Stock for more than one year).

         If a participant uses Company Stock acquired by exercising an Incentive Stock Option ("Delivered Shares") to pay the exercise price of another Incentive Stock Option, the participant's payment will be treated as a disqualifying disposition of the Delivered Shares if the Delivered Shares are used to exercise an Incentive Stock Options before the end of the ISO Holding Periods of the Delivered Shares. This type of disposition generally will cause the participant to recognize ordinary income on the Delivered Shares equal to the difference between the exercise price of the Delivered Shares and the fair market value of the Delivered Shares at exercise. Peoples will be entitled to a deduction equal to the ordinary income that the participant recognizes. If a participant exercises his or her Incentive Stock Option using (1) Company Stock that was not purchased pursuant to an Incentive Stock Option or (2) Delivered Shares that were purchased by exercising an Incentive Stock Option that satisfied the ISO Holding Periods, the participant generally will not recognize income, gain or loss in connection with the exercise.

         If a participant exercises his or her Incentive Stock Option using only Delivered Shares to pay the exercise price, the participant's basis in the same number of new shares of Company Stock will be the same as his or her basis in the Delivered Shares plus the taxable income, if any, that the participant recognized on the delivery of the Delivered Shares. Any additional new shares of Company Stock will have a zero basis.

         The rules that generally apply to Incentive Stock Options do not apply when calculating any alternative minimum tax liability. When an Incentive Stock Option is exercised, a participant must treat the excess, if any, of the fair market value of the Company Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. The rules affecting the application of the alternative minimum tax are complex and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from Incentive Stock Options.

         NONQUALIFIED STOCK OPTIONS

         Nonqualified Stock Options do not receive the special tax treatment afforded to Incentive Stock Options under the Internal Revenue Code, although a participant will not recognize any income when a Nonqualified Stock Option is granted and Peoples will not receive a deduction at that time. However, unlike an Incentive Stock Option, when a Nonqualified Stock Option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the Company Stock that the participant purchased on the date of exercise over the exercise price. Also, unlike an Incentive Stock Option, this same amount will be subject to employment taxes, including social security and Medicare taxes. If a participant uses Company Stock or a combination of Company Stock and cash to pay the exercise price of a Nonqualified Stock Option, he or she will have ordinary income equal to the value of the excess of the number of shares of Company Stock that the participant purchases over the number he or she surrenders, less any cash the participant uses to pay the exercise price. This same amount will be subject to employment taxes, including social security and Medicare taxes. When a Nonqualified Stock Option is exercised, Peoples will be entitled to a deduction equal to the ordinary income that the participant recognizes.

         If the amount a participant receives when he or she disposes of the Company Stock that he or she acquired by exercising a Nonqualified Stock Option is larger than the exercise price the participant paid, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Company Stock for more than one year after he or she acquired the Company Stock by exercising the Nonqualified Stock Option. But, if the amount a participant receives when he or she disposes of the Company Stock that the participant acquired by exercising a Nonqualified Stock Option is less than the exercise price he or she paid, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Company Stock for more than one year after he or she acquired the Company Stock by exercising the Nonqualified Stock Option.

         SARs

         A participant will not recognize any income when a SAR is granted and Peoples will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the cash and/or fair market value of the Company Stock the participant received upon exercise. Peoples will be entitled to a deduction equal to the ordinary income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. If the amount a participant receives when he or she disposes of any Company Stock acquired upon the exercise of a SAR is larger than the value of the shares of Company Stock when the SAR was exercised, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Company Stock for more than one year after the SAR was exercised. But, if the amount the participant receives when he or she disposes of the Company Stock is less than the value of the Company Stock when the SAR was exercised, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Company Stock for more than one year after the SAR was exercised.

         RESTRICTED STOCK

         Unless a participant makes an election under Section 83(b) of the Internal Revenue Code, the participant will not recognize taxable income when Restricted Stock is granted and Peoples will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the shares of Restricted Stock vest (i.e., when the participant can no longer lose them) equal to the fair market value of the Company Stock he or she receives when the restrictions lapse, less any consideration paid for the Restricted Stock, and Peoples generally will be entitled to a deduction equal to the income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes.

         If the amount a participant receives when he or she disposes of these shares is larger than the value of the shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the Restricted Stock vested. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the Restricted Stock vested.

         If a participant makes a Section 83(b) election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of Restricted Stock on the grant date, and Peoples will be entitled to a deduction equal to the income that the participant recognizes at that time. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. However, the participant will not recognize income when (and if) the restrictions lapse. If a participant earns the shares, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain, depending on whether he or she held the shares for more than one year after the grant date. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether he or she held the shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with that forfeiture.

         RESTRICTED PERFORMANCE STOCK AND PERFORMANCE UNITS

         A participant will not recognize taxable income when Peoples grants the participant Restricted Performance Stock and/or Performance Units and the Peoples will not receive a deduction at that time. However, if the participant satisfies the conditions imposed on the Award, he or she will recognize ordinary income equal to the cash or the fair market value of the Company Stock he or she receives at the time of delivery. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. Peoples generally will be entitled to a deduction equal to the income that the participant recognizes.

         If the amount a participant receives when he or she disposes of the Company Stock acquired upon the settlement of a Restricted Performance Stock or Performance Unit Award is larger than the value of the Company Stock when the participant received them, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after they were issued. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after they were issued.

         UNRESTRICTED COMPANY STOCK

         Upon an issuance of unrestricted Company Stock, a participant will recognize taxable income equal to the fair market value of the shares issued and Peoples will receive a deduction in the same amount at that time.

         ANY U.S. FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.

Other Matters
-------------

         The 2006 Plan is intended to comply with Section 162(m) of the Internal Revenue Code with respect to 2006 Plan Awards granted to Employees who are or who may become a "covered employee" as defined in Section 162(m). Peoples is seeking shareholder approval of the 2006 Plan in order to satisfy the shareholder approval requirements of applicable NASDAQ Rules as well as those under Section 162(m) of the Internal Revenue Code. If shareholder approval of the 2006 Plan is not obtained, the 2006 Plan will be null and void.

Recommendation and Vote
-----------------------

         The affirmative vote of the holders of a majority of shares of Company Stock that are voted on the proposal to approve the 2006 Plan is necessary to approve the 2006 Plan. Broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote "AGAINST" the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE 2006 PLAN.






                               PROPOSAL NUMBER 3:
          ADOPTION OF AMENDMENTS TO SECTIONS 2.06, 2.07, 3.01 AND 3.04
                           OF THE CODE OF REGULATIONS

Proposal
--------

         Under Sections 2.06 and 2.07 of Peoples' Code of Regulations as presently in effect, the Leadership Director is not granted authority to call or provide notice of meetings of the Board of Directors. Under Section 3.01 of Peoples' Code of Regulations as presently in effect, the directors are to elect a Leadership Director if the Chairman of the Board is the Chief Executive Officer or the President of Peoples. Section 3.04 of Peoples' Code of Regulations outlines the duties of the Leadership Director. The Board of Directors believes that it is important to clarify the role of the Leadership Director in providing a bridge between Peoples' independent directors and management when the Chairman of the Board does not qualify as an independent director, whatever the reason.

         The proposed amendments to Sections 2.06 and 2.07 of the Code of Regulations would permit the Leadership Director to call meetings of Peoples' directors and provide notice of director meetings. The proposed amendment to
Section 3.01 of the Code of Regulations would provide that if the Chairman of the Board is the Chief Executive Officer or the President of Peoples or otherwise does not qualify as an independent director, the directors shall elect a Leadership Director. The proposed amendment to Section 3.04 of the Code of Regulations would clarify that the role of the Leadership Director, if any, would be to:

          o preside at all executive sessions of the independent directors of Peoples and, in the absence of the Chairman of the Board, preside as chairman of a meeting of the Board of Directors;

          o serve as Chairman of the Governance and Nominating Committee of the Board of Directors; and

          o perform such other duties as may be assigned, from time to time, by the Board of Directors or by the independent directors to the Leadership Director.

         Peoples' Board of Directors has unanimously approved, and recommends that shareholders adopt, the proposed amendments to Sections 2.06, 2.07, 3.01 and 3.04 of the Code of Regulations to clarify the role of the Leadership Director.

         The text of Section 2.06, as amended, would read as follows:

                  Section 2.06. Meetings.

                           A meeting of the directors shall be held immediately
                  following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors shall hold such other meetings as may from time to time be called, and such other meetings of directors may be called only by the Chairman of the Board, the Leadership Director, the President, or any two directors. All meetings of directors shall be held at the principal office of the corporation in Marietta or at such other place within or without the State of Ohio as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

         The text of Section 2.07, as amended, would read as follows:

                  Section 2.07. Notice of Meetings.

                           Notice of the place, if any, and time of each meeting
                  of directors for which such notice is required by law, the Articles, the Regulations or the By-Laws shall be given to each of the directors by at least one of the following methods:

(A) In a writing mailed or sent by overnight delivery service, not less than two days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation; or

                   (B) By personal delivery or by telegram, cablegram, telephone or any other means of communication authorized by the director, not later than the day before the date on which such meeting is to be held.

                           Notice given to a director by any one of the methods
                  specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the Chairman of the Board, the Leadership Director, the President or the Secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

         The text of Section 3.01, as amended, would read as follows:

                 Section 3.01.  Officers.

                           The officers of the corporation to be elected by the
                  directors shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as the directors may from time to time elect. If the Chairman of the Board is the Chief Executive Officer or the President of the corporation or otherwise does not qualify as an independent director, the directors shall elect a Leadership Director. Any person holding the office of Chairman of the Board, Leadership Director, Chief Executive Officer or President must be a director of the corporation. The other officers of the corporation may or may not be directors of the corporation. Officers need not be shareholders of the corporation unless they are also directors of the corporation, and may be paid such compensation as the board of directors (or a committee thereof) may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By-Laws to be executed, acknowledged or verified by two or more officers.

         The text of Section 3.04, as amended, would read as follows:

                 Section 3.04.  Duties of Leadership Director.

                           If the Chairman of the Board is the Chief Executive
                  Officer or the President of the corporation or otherwise does not qualify as an independent director, the directors shall elect a Leadership Director. The Leadership Director, if any shall be elected, shall preside at all executive sessions of the independent directors of the corporation and, in the absence of the Chairman of the Board, shall preside as chairman of meetings of the directors of the corporation. The Leadership Director, if any shall be elected, shall serve as Chairman of the Governance and Nominating Committee of the board of directors of the corporation (or of the committee of the board of directors performing similar functions). The Leadership Director, if any shall be elected, shall perform such other duties and exercise such other powers as may be assigned, from time to time, by the board of directors or the independent directors to the Leadership Director.

Recommendation and Vote
-----------------------

         The affirmative vote of the holders of common shares entitling them to exercise not less than a majority of the voting power of Peoples is required to adopt the proposed amendments to Sections 2.06, 2.07, 3.01 and 3.04 of Peoples' Code of Regulations. The effect of an abstention or a broker non-vote is the same as a vote "AGAINST" the proposal. If adopted by the shareholders, the proposed amendments to Sections 2.06, 2.07, 3.01 and 3.04 of the Code of Regulations will become effective immediately without any additional action.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ADOPTION OF THE PROPOSED AMENDMENTS TO SECTIONS 2.06, 2.07, 3.01 AND 3.04 OF PEOPLES' CODE OF REGULATIONS.

         Common shares represented by properly executed and returned proxy cards will be voted as specified or, if no instructions are given, except in the case of broker non-votes, "FOR" the adoption of the proposed amendments to Sections 2.06, 2.07, 3.01 and 3.04 of the Code of Regulations.


                              SHAREHOLDER PROPOSALS
                             FOR 2007 ANNUAL MEETING

         Proposals by shareholders intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Corporate Secretary of Peoples no later than November __, 2006 to be eligible for inclusion in Peoples' proxy, notice of meeting and proxy statement relating to that meeting. Upon receipt of a shareholder proposal, Peoples will determine whether or not to include the proposal in the proxy materials in accordance with applicable SEC rules. The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2007 Annual Meeting of Shareholders, and does not notify the Corporate Secretary of Peoples of the proposal by February __, 2007, the proxies solicited by the Board of Directors for use at the 2007 Annual Meeting may be voted on the proposal, without discussion of the proposal in Peoples' proxy statement for the 2007 Annual Meeting. In each case, written notice must be given to Peoples' Corporate Secretary, at the following address:
Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio
45750-0738.

         Shareholders desiring to nominate candidates for election as directors at the 2007 Annual Meeting must follow the procedures described in "The Board of Directors and Committees of the Board - Nominating Procedures".

                             AUDIT COMMITTEE MATTERS

                 Audit Committee Report to Shareholders for the
                      Fiscal Year Ended December 31, 2005

               Role of the Audit Committee, Independent Registered
                     Public Accounting Firm and Management

         The Audit Committee consists of seven directors and operates under a written charter adopted by the Board of Directors. Under its charter, the Audit Committee is responsible for assisting the Board of Directors in the oversight of the accounting and financial reporting processes of Peoples and our subsidiaries. In particular, the Audit Committee assists the Board of Directors in overseeing (i) the integrity of Peoples' financial statements and the effectiveness of Peoples' systems of internal accounting and financial controls;
(ii) Peoples' compliance with ethics policies and legal and regulatory requirements; (iii) the qualifications and independence of Peoples' independent registered public accounting firm; (iv) the performance of Peoples' internal audit function and independent registered public accounting firm; and (v) the annual independent audit of Peoples' financial statements. During the 2005 fiscal year, the Audit Committee met seven times, and the Audit Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filing with the SEC with management and the independent registered public accounting firm employed by Peoples prior to public release. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm employed by Peoples. Ernst & Young LLP ("E&Y") served as the independent registered public accounting firm for Peoples for the 2005 fiscal year.

         Management has the responsibility for preparation, presentation and integrity of the consolidated financial statements for the appropriateness of the accounting principles and reporting policies that are used by Peoples and our subsidiaries and for the accounting and financial reporting processes, including the establishment and maintenance of adequate systems of disclosure controls and procedures and internal control over financial reporting for Peoples. Management also has the responsibility for the preparation of their report on the establishment and maintenance of, and assessment of the effectiveness of, Peoples' internal control over financial reporting. E&Y is responsible for performing an audit of Peoples' consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report on the consolidated financial statements based on such audit, issuing an attestation report on management's assessment of the effectiveness of Peoples' internal control over financial reporting, and for reviewing Peoples' unaudited interim financial statements. The Audit Committee's responsibility is to provide independent, objective oversight of these processes.

         In discharging its oversight responsibilities, the Audit Committee met with Peoples' management, E&Y and Peoples' internal auditors throughout the year. The Audit Committee often met with each of these groups in executive session. Throughout the year, the Audit Committee had full access to management, E&Y and the internal auditors for Peoples. The Audit Committee has received from E&Y the written disclosures and a letter describing all relationships between E&Y and Peoples and our subsidiaries that might bear on E&Y's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified; discussed with E&Y any relationships with or services to Peoples or our subsidiaries that may impact E&Y's independence and objectivity, including the non-audit services rendered by E&Y, and satisfied itself as to E&Y's independence. The Audit Committee also discussed with management, Peoples' internal auditors and E&Y the adequacy and effectiveness of Peoples' internal control over financial reporting and related accounting and financial controls, the review by Peoples' General Counsel of pending legal matters including incident reports made through the Ethics Hotline and the internal audit organization, responsibilities, budget and staffing. The Audit Committee reviewed with both E&Y and the internal auditors their respective audit plans, internal control evaluation and remediation plans, audit scope and identification of audit risks.

         The Audit Committee discussed and reviewed with E&Y all communications required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61 (Communication with Audit Committees) as modified, and by SEC rules, as well as significant current accounting developments and issues. With and without management present, the Audit Committee also discussed and reviewed the results of E&Y's audit of Peoples' consolidated financial statements and management's assessment of the effectiveness of Peoples' internal control over financial reporting. The Audit Committee also discussed the results of the internal audit examinations, with and without management present.

         MANAGEMENT'S REPRESENTATIONS AND AUDIT COMMITTEE RECOMMENDATIONS

         Management has represented to the Audit Committee that Peoples' audited consolidated financial statements as of and for the fiscal year ended December 31, 2005, were prepared in accordance with US GAAP and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and E&Y. Based on the Audit Committee's discussions with management and E&Y and the Audit Committee's review of the report of E&Y to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

Submitted by the Audit Committee of Peoples' Board of Directors:

Richard Ferguson (Chairman); Wilford D. Dimit (Vice Chairman); Carl L. Baker, Jr.; George W. Broughton; Frank L. Christy; Theodore P. Sauber; and Thomas J. Wolf, Members.


Pre-Approval Policy
-------------------

         Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair that firm's independence from Peoples. The SEC's rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its client and establish the Audit Committee's responsibility for administration of the engagement of the independent registered public accounting firm. Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, an Audit and Non-Audit Services Pre-Approval Policy (the "Pre-Approval Policy"), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved.

         The purpose of the Pre-Approval Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. It does not delegate the Audit Committee's responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

         Consistent with the SEC's rules, the Pre-Approval Policy provides two different approaches to pre-approving services. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee ("general pre-approval") or require the specific pre-approval of the Audit Committee ("specific pre-approval"). The combination of these two approaches in the Pre-Approval Policy results in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm. As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

         The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

         Appendices to the Pre-Approval Policy describe the Audit, Audit-related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

         All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific pre-approval by the Audit Committee will be submitted to the Chief Financial Officer and must include a detailed description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.

         Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

         The Audit Committee has designated the head internal auditor of Peoples to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with the Pre-Approval Policy. The head internal auditor will report to the Audit Committee on a periodic basis on the results of this monitoring. Both the head internal auditor and management will immediately report to the Chairman of the Audit Committee any breach of the Pre-Approval Policy that comes to the attention of the head internal auditor or any member of management.

         The Audit Committee will also review the head internal auditor's annual internal audit plan to determine that the plan provides for the monitoring of the independent registered public accounting firm's services.

Services of the Independent Registered Public Accounting Firm
--------------------------------------------------------------

         Fees for services rendered by E&Y for each of the 2005 fiscal year and the 2004 fiscal year were:

                            2005         2004
                           -------    ------------
Audit Fees(1)              $             $753,146
Audit-Related Fees (2)                     19,007
Tax Fees (3)                              127,340
All Other Fees (4)                         63,340
                           -------    ------------
Total                      $             $962,833
                           =======    ============

(1)  "Audit Fees" also included internal control testing for compliance with
     Section 404 of the Sarbanes-Oxley Act.

(2) "Audit-Related Fees" included services pertaining to due diligence and statutory and subsidiary audits.

(3) "Tax Fees" included services for tax planning and advice, tax compliance, assistance with tax audits and appeals and tax services related to mergers and acquisitions.

(4) "Other Fees" paid in the 2004 fiscal year related to treasury and asset liability risk management services.

         None of the services described under Audit-Related Fees, Tax Fees or All Other Fees above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 CFR 210.2-01(c)(7)(i)(C).


          APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         While Peoples is not currently considering the appointment of any independent registered public accounting firm other than E&Y, the Audit Committee has not yet made such an appointment for the 2006 fiscal year. The Audit Committee intends to appoint an independent registered public accounting firm as soon as practicable. As previously noted, the Audit Committee had appointed E&Y to serve as the independent registered public accounting firm of Peoples for the 2005 fiscal year. E&Y has served as Peoples' independent auditors/independent registered public accounting firm since 1995. The Board of Directors expects representatives of E&Y will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                  OTHER MATTERS


         As of the date of this proxy statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this proxy statement. However, if any other matter requiring a vote of the shareholders is properly presented at the Annual Meeting, or at any adjournment, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing.

         It is important that your proxy card be completed and returned promptly. If you do not expect to attend the Annual Meeting in person, please fill in, sign and return the enclosed proxy card in the self-addressed envelope furnished herewith.

                                          By Order of the Board of Directors,

                                 By: /s/  MARK F. BRADLEY

                                          Mark F. Bradley
                                          President and Chief Executive Officer

                                    APPENDIX A




                      Peoples Bancorp Inc. 2006 Equity Plan

                              PEOPLES BANCORP INC.

                                2006 Equity Plan




    THIS PLAN is made this ___ day of_____, 2006, by Peoples Bancorp Inc., an Ohio corporation (the "Company").

                                    ARTICLE I

                           PURPOSE AND EFFECTIVE DATE

1.1 Purpose. The purpose of the Plan is to provide financial incentives for selected Employees, Advisors and Non-Employee Directors, thereby promoting the long-term growth and financial success of the Company by (a) attracting and retaining Employees, Advisors and Non-Employee Directors of outstanding ability,
(b) strengthening the Company's capability to develop, maintain, and direct a competent management team, (c) providing an effective means for selected Employees, Advisor and Non-Employee Directors to acquire and maintain ownership of Company Stock, (d) motivating Employees to achieve long-range Performance Goals and objectives, and (e) providing incentive compensation opportunities competitive with peer financial institution holding companies.

1.2 Effective Date and Expiration of Plan. The Plan will be effective upon its adoption by the Board and approval by affirmative vote of the Shareholders required under applicable rules and procedures, including those prescribed under Sections 162(m) and 422 of the Code and applicable NASDAQ rules. Unless earlier terminated by the Board pursuant to Section 12.2, the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) the adoption of this Plan by the Board or (b) the Effective Date.


                                   ARTICLE II

                                   DEFINITIONS

     The following words and phrases, as used in the Plan, shall have the meanings set forth in this section. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

2.1 Advisors means any advisor who renders bona fide services to the Company and/or one or more of the Subsidiaries as an advisory or marketing board member and who is neither an Employee nor a director of the Company or any Subsidiary; provided that the services rendered are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

2.2 Award means, individually or collectively, any Option, SAR, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock or Performance Unit Award.

2.3 Award Agreement means the written agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is a conflict between the terms of the Plan and the Award Agreement, the terms of the Plan will govern.

2.4      Board means the Board of Directors of the Company.

2.5 Cause with respect to any Participant, means: (a) Gross negligence or gross neglect of duties; or (b) Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant's employment or service, as the case may be, with the Company or any of its Subsidiaries; or (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant's employment or provision of services, as the case may be; or (d) Issuance of an order for removal of the Participant by any agency which regulates the activities of the Company or any of its Subsidiaries. Any determination of "Cause" under this Plan shall be made by the Committee in its sole discretion.

2.6      Company means Peoples Bancorp Inc., an Ohio corporation.

2.7      Company Director means a non-employee member of the Board.

2.8 Company Stock means the Company's common shares, without par value per share.

2.9 Code means the Internal Revenue Code of 1986, as amended or superseded after the Effective Date, and any applicable rulings or regulations issued thereunder.

2.10 Committee means the Compensation Committee of the Board or a subcommittee thereof.

2.11 Disability means: (a) with respect to an Incentive Stock Option, "disabled" within the meaning of Section 22(e)(3) of the Code; (b) with respect to any Award subject to Section 409A of the Code, "disabled" as defined under
Section 409A of the Code; and (c) with respect to any Award not described in subsections (a) and (b) of this Section 2.11, a long-term disability as defined by the Company's or Subsidiary's group disability insurance plan, or any successor plan that is applicable to such Participant at the time of his or her Termination.

2.12 Effective Date means the date on which the Plan is approved by the Shareholders of the Company, as provided in Section 1.2.

2.13 Employee means any person who, on any applicable date, is a common law employee of the Company or any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Subsidiary for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

2.14     Exchange Act means the Securities Exchange Act of 1934, as amended.

2.15 Exercise Price means the amount, if any, that a Participant must pay to exercise an Award (other than an Option).

2.16 Fair Market Value means, as of any specified date, an amount equal to the reported closing price on the specified date of a share of Company Stock on NASDAQ or any other established stock exchange or quotation system on which the Company Stock is then listed or traded or, if no shares of Company Stock have been traded on such date, the closing price of a share of Company Stock on NASDAQ or such other established stock exchange or quotation system as reported on the first day prior thereto on which shares of Company Stock were so traded. If the preceding sentence does not apply, Fair Market Value shall be determined in good faith by the Committee using other reasonable means.

2.17 Fiscal Year means the fiscal year of the Company, which is the 52- or 53-week period ending on December 31.

2.18 Incentive Stock Option means an option within the meaning of Section 422 of the Code.

2.19 Non-Employee Director means either a Company Director or a Subsidiary Director.

2.20 Nonqualified Stock Option means an option granted under the Plan other than an Incentive Stock Option.

2.21 Option means either a Nonqualified Stock Option or an Incentive Stock Option to purchase Company Stock.

2.22 Option Price means the price at which Company Stock may be purchased under an Option.

2.23 Participant means an Employee, a Advisor or a Non-Employee Director to whom an Award has been made under the Plan.

2.24     Performance Goals means goals established by the Committee pursuant to
Section 4.5.

2.25 Performance Period means a period of time over which performance is measured.

2.26 Performance Unit means the unit of measure determined under Article IX by which is expressed the value of a Performance Unit Award.

2.27     Performance Unit Award means an Award granted under Article IX.

2.28 Personal Representative means the person or persons who, upon the death, Disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or SAR or the right to any Restricted Stock Award or Performance Unit Award theretofore granted or made to such Participant.

2.29     Plan means the Peoples Bancorp Inc. 2006 Equity Plan.

2.30 Predecessor Plans means the Peoples Bancorp Inc. 2002 Stock Option Plan, as amended, the Peoples Bancorp Inc. 1998 Stock Option Plan, the Peoples Bancorp Inc. 1995 Stock Option Plan and the Amended and Restated Peoples Bancorp Inc. 1993 Stock Option Plan.

2.31 Restricted Performance Stock means Company Stock subject to Performance Goals.

2.32 Restricted Stock means Company Stock subject to the terms and conditions provided in Article VI and including Restricted Performance Stock.

2.33     Restricted Stock Award means an Award granted under Article VI.

2.34 Restriction Period means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in
Section 6.3.

2.35 Retirement means any normal or early retirement by a Participant pursuant to the terms of any pension plan or policy of the Company or any Subsidiary that is applicable to such Participant at the time of the Participant's Termination.

2.36     SAR means a stock appreciation right granted under Section 5.7.

2.37     Shareholders mean the shareholders of the Company.

2.38 Subsidiary means a corporation or other entity the majority of the voting stock of which is owned directly or indirectly by the Company.

2.39 Subsidiary Director means a non-employee member of the board of directors of a Subsidiary who is not also a Company Director.

2.40 Termination means a "separation from service" as defined under Section 409A of the Code.

                                   ARTICLE III

                                 ADMINISTRATION

3.1 Committee to Administer. The Plan shall be administered by the Committee, in accordance with its Charter, as adopted from time to time by the Board; provided, however, that the Board has the authority to grant Awards to Company Directors.

3.2      Powers of Committee.

(a) The Committee and the Board shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. Any action or decision by the Board or the Committee shall be final, binding and conclusive with respect to the interpretation of the Plan and any Award made under it.

(b) Subject to the provisions of the Plan, the Committee or the Board, as the case may be, shall have authority, in its discretion, to determine those Employees, Advisors and Non-Employee Directors who shall receive an Award; the time or times when such Award shall be made; the vesting schedule, if any, for the Award; and the type of Award to be granted, the number of shares of Company Stock to be subject to each Option and Restricted Stock Award, the value of each Performance Unit and all other terms and conditions of any Award.

(c) The Committee or the Board, as the case may be, shall determine and set forth in an Award Agreement the terms of each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain Options to qualify as Incentive Stock Options. The Committee or the Board, as the case may be, may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement, in such manner and to the extent the Committee or the Board, as appropriate, shall determine in order to carry out the purposes of the Plan. The Committee or the Board, as the case may be, may, in its discretion, accelerate (i) the date on which any Option or SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award, if the Committee or the Board, as appropriate, determines that to do so will be in the best interests of the Company and the Participants in the Plan.


                                   ARTICLE IV

                                     AWARDS

4.1 Awards. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee or the Board, as the case may be, deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Employee, Advisor or Non-Employee Director. Awards of Performance Units and Restricted Performance Stock shall be earned solely upon attainment of Performance Goals and the Committee shall have no discretion to increase such Awards.

4.2 Eligibility for Awards. An Award may be made to any Employee or Advisor selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Employee and/or Advisor, his or her present and potential contributions to the success of the Company or any of its Subsidiaries, the value of his or her services to the Company or any of its Subsidiaries, and such other factors deemed relevant by the Committee. Non-Employee Directors are eligible to receive Awards pursuant to Article VII.

4.3     Shares Available Under the Plan.

(a) The Company Stock to be offered under the Plan pursuant to Options, SARs, Performance Unit Awards, Restricted Performance Stock and Restricted Stock and unrestricted Company Stock Awards must be (i) Company Stock previously issued and outstanding and reacquired by the Company or (ii) authorized but unissued Company Stock not reserved for any other purpose. Subject to adjustment under
Section 12.2, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan (the "Section 4.3 Limit") shall not exceed, in the aggregate, 500,000 shares.

(b) Any shares of Company Stock subject to Restricted Stock or unrestricted Company Stock Awards shall not exceed 50% of the total shares available under the Plan and the maximum number of shares of Company Stock that may be issued subject to Incentive Stock Options is 500,000 subject to adjustment under
Section 12.1. The Section 4.3 Limit shall not have counted against it: (i) the number of shares of Company Stock subject to an Option or any other Award which is equal to the number of shares of Company Stock tendered by a Participant to the Company in payment of the Option Price of such Option or the Exercise Price of such other Award, as applicable; (ii) shares of Company Stock subject to an Award which for any reason terminates by expiration, forfeiture, cancellation or otherwise without having been exercised or paid; (iii) shares of Company Stock withheld from any Award to satisfy a Participant's tax withholding obligations or, if applicable, to pay the Option Price of an Option or the Exercise Price of any other Award; (iv) if a SAR is settled in whole or in part by the issuance of shares of Company Stock, the number of shares of Company Stock which represents the difference between (A) the number of shares of Company Stock which remain subject to such SAR on the date of such settlement and (B) the number of shares of Company Stock actually issued upon settlement of such SAR; or (v) the number of shares of Company Stock subject to an Option which is equal to the number of shares of Common Stock acquired by the Company on the open market using the cash proceeds received by the Company from the exercise of such Option; provided, however, that such number of shares of Company Stock shall in no event be greater than the number which is determined by dividing (A) the amount of cash proceeds received by the Company from the Participant upon the exercise of such Option by (B) the Fair Market Value of a share of the Company Stock on the date of exercise of such Option.

(c) No awards shall be granted under any Predecessor Plan on and after the date on which the Plan is approved by the Shareholders.

4.4 Limitation on Awards. The maximum aggregate dollar value of, and the maximum number of shares of Company Stock subject to, Restricted Stock and Performance Units awarded to any Employee or Advisor with respect to a Performance Period or Restriction Period may not exceed $500,000 and 500,000 shares of Company Stock for each Fiscal Year included in such Performance Period or Restriction Period. The maximum number of shares of Common Stock for which Options or SARs may be granted to any Participant in any one Fiscal Year shall not exceed 500,000 subject to adjustment under Section 12.1.

4.5     General Performance Goals.

(a) Performance Goals relating to the payment or vesting of an Award that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will be comprised of one or more of the following performance criteria as the Committee may deem appropriate:

           (i) Earnings per share (actual or targeted growth);
          (ii) Net income after capital costs;
         (iii) Net income (before or after taxes);
          (iv) Return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity);
           (v) Efficiency ratio;
          (vi) Full-time equivalency control;
         (vii) Stock price (including, but not limited to, growth measures and total shareholder return);
        (viii) Noninterest income compared to net interest income ratio;
          (ix) Expense targets;
           (x) Operating efficiency;
          (xi) EVA(R);
         (xii) Credit quality measures;
        (xiii) Customer satisfaction measures;
         (xiv) Loan growth;
          (xv) Deposit growth;
         (xvi) Net interest margin;
        (xvii) Fee income; and
       (xviii) Operating expense.


(b) For any Awards not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee may establish Performance Goals based on the performance criteria listed in Section 4.5(a) or other performance criteria as it deems appropriate.

(c) Any of the performance criteria listed in Section 4.5(a) may be applied solely with reference to the Company and/or any Subsidiary or relatively between the Company and/or any Subsidiary and one or more unrelated entities. In addition, different performance criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on results achieved (i) separately by the Company or any Subsidiary, (ii) any combination of the Company and the Subsidiaries or (iii) any combination of business units or divisions of the Company and the Subsidiaries.

(d) With respect to each Performance Period, the Committee will establish the Performance Goals in writing no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) expiration of 25 percent of the Performance Period.

(e) Except as otherwise provided in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify in writing the extent to which a Participant has or has not met the Participant's Performance Goal. To the extent permitted under Section 162(m) of the Code, if applicable, the Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of Performance Goals.

(f) To the extent permitted under Section 162(m) of the Code, if applicable, the Committee shall make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting Company Stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to Shareholders, exchange of shares or similar corporate change and (ii) similar adjustments to any portion of performance criteria that is not based on Company Stock but which is affected by an event having an effect similar to those just described.


                                    ARTICLE V

                      OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 Award of Options. The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award (a) Incentive Stock Options, subject to Section 5.5, to any eligible Employee of the Company or any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code) and (b) Nonqualified Stock Options to any Employee or Advisor.

5.2     Period of Option.

(a) An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. The Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of Performance Goals pursuant to Section 4.5. After the Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Agreement. Subject to Article X and except as provided in Section 5.5, the duration of each Option shall not be more than ten years from the date of grant.

(b) Except as provided in Article X, a Participant may not exercise an Option unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an Employee, Advisor, or Non-Employee Director.

5.3 Award Agreement.

Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.4     Option Price, Exercise and Payment.

(a) Except as provided in Section 5.5, the Option Price of Company Stock under each Option shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Company Stock at the date such Option is granted.

(b) Subject to Section 12.2, the Committee may not (i) amend an Option to reduce its Option Price, (ii) cancel an Option and regrant an Option with a lower Option Price than the original Option Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of "repricing" an Option, as defined under applicable NASDAQ rules or the rules of the established stock exchange or quotation system on which the Company Stock is then listed or traded.

(c) Vested Options may be exercised from time to time by giving written notice to the Chief Financial Officer of the Company or the Secretary of the Committee, or his or her designee, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Company Stock in accordance with procedures established by the Committee from time to time. In addition, in accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a cashless exercise procedure involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option Price and/or to satisfy withholding tax obligations related to the Option.

(d) In the event such Option Price is paid, in whole or in part, with shares of Company Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). The Company shall not issue or transfer Company Stock upon exercise of an Option until the Option Price is fully paid.

5.5 Limitations on Incentive Stock Options.

Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded. No Incentive Stock Option may be granted to any Employee who, at the time of such grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation (as determined under Sections 422 and 424 of the Code), unless (a) the Option Price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (b) such Incentive Stock Option may not be exercised more than five years after it is granted. Notwithstanding anything in the Plan to the contrary, to the extent required by the Code, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422 of the Code; provided that, to the extent any grant exceeds such $100,000 calendar year limit, the portion of such granted Option shall be deemed a Nonqualified Stock Option in accordance with Section 422 of the Code.

5.6 Rights and Privileges.

A Participant shall have no rights as a Shareholder with respect to any shares of Company Stock covered by an Option until the issuance of such shares to the Participant.

5.7      Award of SARs.

(a) The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award SARs to any Employee and/or Advisor.

(b) A SAR shall represent the right to receive payment of an amount equal to (i) the amount by which the Fair Market Value of one share of Company Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Exercise Price multiplied by (ii) the number of shares covered by the SAR. Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Company Stock, or partly in cash and partly in Company Stock at the discretion of the Committee. The shares shall be valued at their Fair Market Value on the date of exercise.

(c) SARs awarded under the Plan shall be evidenced by an Award Agreement between the Company and the Participant.

(d) The Committee may prescribe conditions and limitations on the exercise of any SAR. SARs may be exercised only when the Fair Market Value of a share of Company Stock exceeds the Exercise Price.

(e) A SAR shall be exercisable only by written notice to the Chief Financial Officer of the Company or the Secretary of the Committee, or his or her designee.

(f) To the extent not previously exercised, all SARs shall automatically be exercised on the last trading day prior to their expiration, so long as the Fair Market Value of a share of Company Stock exceeds the Exercise Price, unless prior to such day the holder instructs the Chief Financial Officer or Secretary, Stock Option Committee otherwise in writing.

(g) Subject to Article X, each SAR shall expire on a date determined by the Committee at the time of grant.


                                   ARTICLE VI

                                RESTRICTED STOCK

6.1 Award of Restricted Stock. The Committee may make a Restricted Stock Award to any Employee and/or Advisor, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

6.2 Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for a Restricted Stock Award, shall not be changed except as permitted by Section 6.3.

6.3 Other Terms and Conditions. Company Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock Award. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and shall have all other Shareholder rights, with the exception that (i) unless otherwise provided by the Committee, if any dividends are paid in shares of Company Stock, those shares will be subject to the same restrictions as the shares of Restricted Stock with respect to which they were issued, (ii) the Participant will not be entitled to delivery of any stock certificate evidencing the Company Stock underlying the Restricted Stock Award during the Restriction Period, (iii) the Company will retain custody of the Restricted Stock during the Restriction Period, and (iv) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including the attainment of Performance Goals in accordance with Section 4.5.

6.4 Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement.

6.5 Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Company Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Company Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash as provided in the Award Agreement.

                                   ARTICLE VII

                        AWARDS FOR NON-EMPLOYEE DIRECTORS

7.1 Awards to Non-Employee Directors. The Board shall determine all Awards to Company Directors and the Committee shall determine all Awards to Subsidiary Directors. The Board or the Committee, as the case may be, retains the discretionary authority to make Awards to Non-Employee Directors and any type of Award (other than Incentive Stock Options) may be granted to Non-Employee Directors under this Plan. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board or the Committee, as the case may be, deems appropriate.

7.2 No Right to Continuance as a Director. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board or the board of directors of the applicable Subsidiary to nominate any Non-Employee Director for reelection or (ii) to be evidence of any agreement or understanding, express or implied, that the Non-Employee Director has a right to continue as a Non-Employee Director for any period of time or at any particular rate of compensation.

                                  ARTICLE VIII

         UNRESTRICTED COMPANY STOCK AWARDS FOR EMPLOYEES AND/OR ADVISORS

8.1 The Committee may make awards of unrestricted Company Stock to Employees and/or Advisors on such terms and conditions as the Committee may prescribe.

                                   ARTICLE IX

                           AWARD OF PERFORMANCE UNITS

9.1 Award of Performance Units. The Committee may award Performance Units to any Employee and/or Advisor. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.

9.2 Performance Period. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Unit Award in existence at any one time, and Performance Periods may differ.

9.3 Performance Measures. Performance Units shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals in accordance with Section 4.5.

9.4 Performance Unit Value. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Company Stock.

9.5 Award Criteria. In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant's responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

9.6      Payment.

(a) Following the end of the applicable Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.

(b) Awards may be paid in cash or stock, or any combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee.

9.7 Performance Unit Award Agreements. Each Performance Unit Award shall be evidenced by an Award Agreement.

                                    ARTICLE X

                         GENERAL TERMINATION PROVISIONS

10.1 Termination. Subject to Article XI and unless otherwise specified in the applicable Award Agreement, the following provisions will govern the treatment of a Participant's outstanding Awards following a Participant's Termination.

(a) If the Participant's Termination is due to death, Disability or Retirement, all of the Participant's outstanding Options, SARs or Restricted Stock Awards shall become fully vested and, if applicable, exercisable. Upon the Participant's Termination for any other reason, any Awards that are not vested and/or exercisable on the date of such Termination will immediately terminate and be of no further force and effect.

(b) If the Participant Terminates for any reason other than (i) death, (ii) Disability, (iii) Retirement or (iv) discharge for Cause, such Participant's outstanding SARs or Options may be exercised at any time within three months after such Termination, to the extent of the number of shares covered by such Options or SARs which are exercisable at the date of such Termination; except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

(c) Upon a Termination for Cause, any Options or SARs held by the Participant (whether or not then exercisable) shall expire and any rights thereunder shall terminate immediately. Any non-vested Restricted Stock Awards of such Participant shall immediately be forfeited and any rights thereunder shall terminate.

(d) Upon a Termination due to the Participant's death, any SARs or Options that are then exercisable may be exercised by the Participant's Personal Representative at any time before the earlier of (i) one year after the Participant's death or (ii) the expiration date of the Award.

(e) Upon a Termination due to the Participant's Disability or Retirement, any SARs or Options that are then exercisable may be exercised by the Participant at any time before the earlier of (i) one year after the date of such Termination or (ii) the expiration date of the Award; provided, however, that an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code.

(f) If a Participant who Terminates due to Retirement dies prior to exercising all of his or her outstanding Options or SARs, then such Options or SARs may be exercised by the Participant's Personal Representative at any time before the earlier of (i) one year after the Participant's death or (ii) the expiration date of the Award; provided, however, that, an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code.

(g) Subject to Article XI, a Performance Unit Award shall terminate for all purposes if the Participant Terminates at any time during the applicable Performance Period, except as may otherwise be determined by the Committee. In the event that a Participant holding a Performance Unit Terminates following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, the Performance Unit Award shall terminate except when the termination event is due to death, Disability or Retirement.

                                   ARTICLE XI

                        CHANGE IN CONTROL OF THE COMPANY

11.1 Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article XI shall govern and supersede any inconsistent terms or provisions of the Plan.

11.2     Definitions

(a) Change in Control. For purposes of this Plan, Change in Control shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of
Section 409A of the Code.

11.3     Effect of Change in Control on Certain Awards.

(a) If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the "Acquiror") does not assume the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse). In the case of Restricted Performance Stock and Performance Units, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change in Control. In addition, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each Participant for the outstanding Options, Restricted Stock, Restricted Performance Stock, SARs or Performance Units upon the consummation of the Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Company's securities relating to such Awards. Notwithstanding the foregoing, any Option intended to be an Incentive Stock Option under Section 422 of the Code shall be adjusted in a manner to preserve such status.

(b) If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

(c) If (i) a Participant Terminates without Cause within twenty-four (24) months following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse). In the case of Restricted Performance Stock and Performance Units, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained.

(d) If (i) the employment of a Participant with the Company and its Subsidiaries is terminated for Cause within twenty-four (24) months following a Change in Control and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock, or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then any Options or SARs of such Participant shall expire, and any non-vested Restricted Stock, Restricted Performance Stock or Performance Units shall be forfeited, and any rights under such Awards shall terminate immediately.

(e) Outstanding Options or SARs which vest in accordance with Section 11.3, may be exercised by the Participant in accordance with Article X; provided, however, that a Participant whose Options or SARs become exercisable in accordance with
Section 11.3(c) may exercise such Options or SARs at any time within one year after such Termination, except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

In the event of a Participant's death after such Termination, the exercise of Options and SARs shall be treated in the same manner as determined for retirement in Section 10.1(e).

11.4 Amendment or Termination. This Article XI shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participant under the Plan.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

12.1 Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee or the Board, as the case may be, (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the Option Price per share subject to outstanding Options or which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Company Stock Awards. Appropriate adjustments may also be made by the Committee or the Board, as the case may be, in the terms of any Awards under the Plan, subject to
Article XI, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Any such adjustments made by the Committee or the Board pursuant to this Section 12.1 shall be conclusive and binding for all purposes under the Plan.

12.2     Amendment, Suspension, and Termination of Plan.

(a) The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without approval, (i) except as provided in Section 12.1, increase the number of shares of Company Stock which may be issued under the Plan, (ii) expand the types of awards available to Participants under the Plan,
(iii) materially expand the class of employees and/or Advisor eligible to participate in the Plan, (iv) materially change the method of determining the Option Price of Options; (v) delete or limit the provision in Section 5.4 prohibiting the repricing of Options; (vi) extend the termination date of the Plan or (vii) be made to the extent that Shareholder approval is required to satisfy applicable law, regulation or any securities stock exchange, market or other quotation system on or through which the Company Stock is listed or traded. No such amendment, suspension, or termination shall materially adversely alter or impair any outstanding Options, SARs, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby.

(b) The Committee may amend or modify any outstanding Options, SARs, Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, SARs, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid.

(c) Notwithstanding the foregoing, the Plan and any Award Agreements may be amended without any additional consideration to affected Participants to the extent necessary to comply with, or avoid penalties under, Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.

12.3 Nonuniform Determinations. The Committee's (or, if applicable, the Board's) determinations under the Plan, including without limitation, (a) the determination of the Employees, Advisor and Non-Employee Directors to receive Awards, (b) the form, amount, and timing of any Awards, (c) the terms and provisions of any Awards and (d) the Award Agreements evidencing the same, need not be uniform and may be made by it selectively among Employees, Advisor and/or Non-Employee Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such Employees, Advisors and/or Non-Employee Directors are similarly situated.

12.4 General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (a) the listing, registration, or qualification of the shares of Company Stock subject or related thereto upon NASDAQ or any other established stock exchange, market or quotation system or under any state or federal law, (b) the consent or approval of any government or regulatory body, or (c) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.5 No Right To Employment. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (a) to create any obligation on the part of the Company or any Subsidiary to retain any person in the employ of, or continue the provision of services to, the Company or any Subsidiary, or (b) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee, or advisor for any period of time or at any particular rate of compensation.

12.6 Governing Law. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Agreement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Ohio without regard to the principles of conflict of laws.

12.7 Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company's general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

12.8 Indemnification of Board and Committee. Indemnification of the members of the Board and/or the members of the Committee shall be in accordance with the Code of Regulations of the Company as amended by the Shareholders from time to time.

12.9 No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant's rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

12.10 Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries to receive or exercise any vested Award that is unpaid or unexercised at the Participant's death. Unless otherwise provided in the beneficiary designation, each designation will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant's beneficiary will be the Participant's surviving spouse or, if none, the deceased Participant's estate. The identity of a Participant's designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

12.11 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event arising as a result of an Award granted hereunder, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Company Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                              PEOPLES BANCORP INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                            Thursday, April 13, 2006
                    10:00 a.m. Eastern Daylight Savings Time

                                   Holiday Inn
                                 701 Pike Street
                              Marietta, Ohio 45750





 ------------------------------------------------------------------------------
                                   Peoples Bancorp Inc.
    [PEOPLES BANCORP LOGO]         P.O. Box 738
                                   Marietta, Ohio 45750                  proxy
 ______________________________________________________________________________

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on April 13, 2006.

The common shares of Peoples Bancorp Inc. ("Peoples") as to which you have voting authority, including those held on your behalf in a trust account, under Peoples' Dividend Reinvestment Plan or under Peoples' Retirement Savings Plan, will be voted as you specify on the reverse side.

If no choice is specified, the common shares of Peoples represented by this proxy card will be voted "FOR" the election of the directors listed in Item 1, and, if permitted by applicable law, "FOR" the proposals in Items 2 and 3.

By signing this proxy card, you revoke all prior proxies and appoint Mark F. Bradley and Joseph H. Wesel, and each of them with full power of substitution, as your proxies to vote your common shares of Peoples on the matters shown on the reverse side and in their discretion, to the extent permitted by applicable law, on any other matters (none known at the time of solicitation of this proxy) which may properly come before the Annual Meeting and all adjournments.


                      See reverse for voting instructions.

 ------------------------------------------------------------------------------


         The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.  Election of directors:

        01 Carl L. Baker, Jr.         03 Wilford D. Dimit
        02 George W. Broughton        04 Richard Ferguson

        [ ] Vote FOR all nomiess      [ ] Vote WITHHELD
        (except as marked)            from all nominees



(Instructions: To withhold authority to vote for any    --------------------
indicated nominee(s), write the number(s) of the       |                    |
nominee(s) in the box provided to the right.)          |                    |
                                                        --------------------

2.  To approve the Peoples Bancorp Inc. 2006 Equity Plan.

        [ ] For     [ ] Against   [ ] Abstain


3. To adopt amendments to Sections 2.06, 2.07, 3.01 and 3.04 of Peoples' Code of Regulations which would clarify when a Leadership Director is to be elected by Peoples' directors as well as the role of the Leadership Director in providing a bridge between the independent directors and management.

        [ ] For     [ ] Against   [ ] Abstain

THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL, TO THE EXTENT PERMITTED BY APPLICABLE LAW.

Address Change? Mark Box [  ] Indicate changes below:

                               Date
                               ------------------------------------------


                                ----------------------------------------
                               |                                        |
                               |                                        |
                                ----------------------------------------

                               Signature(s) in Box

                               Please sign exactly as your name(s) appears on the proxy card. If held in joint tenancy, all persons should sign. Trustees, administrators, executors, guardians, attorneys, agents etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy card.